EXHIBIT 2.1


                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

                            dated as of June 13, 2002

                                      among

                        COLUMBIA NATIONAL HOLDINGS, INC.,

                         COLUMBIA NATIONAL, INCORPORATED

                                       and

                      AMERICAN HOME MORTGAGE HOLDINGS, INC.

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01. Certain Defined Terms..........................................

                                   ARTICLE II

                                PURCHASE AND SALE

SECTION 2.01. Purchase and Sale..............................................
SECTION 2.02. Purchase Price for the Shares..................................
SECTION 2.03. Closing........................................................

                                   ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANY

SECTION 3.01. Incorporation and Authority of the Seller......................
SECTION 3.02. Incorporation and Qualification of the Company.................
SECTION 3.03. Capital Stock of the Company; Subsidiaries.....................
SECTION 3.04. Ownership of Shares............................................
SECTION 3.05. Share Ownership................................................
SECTION 3.06. No Conflict....................................................
SECTION 3.07. Possession of Shares...........................................
SECTION 3.08. Consents and Approvals.........................................
SECTION 3.09. Financial Information..........................................
SECTION 3.10. Absence of Undisclosed Liabilities.............................
SECTION 3.11. Absence of Certain Changes or Events...........................
SECTION 3.12. Litigation.....................................................
SECTION 3.13. Compliance with Laws...........................................
SECTION 3.14. Licenses and Permits...........................................
SECTION 3.15. Books and Records..............................................
SECTION 3.16. Intellectual Property Rights...................................
SECTION 3.17. Real Property..................................................
SECTION 3.18. Contracts......................................................
SECTION 3.19. Insurance......................................................
SECTION 3.20. Accounts; Lockboxes; Safe Deposit Boxes........................
SECTION 3.21. Employee Benefit Matters; Labor Matters........................
SECTION 3.22. Taxes..........................................................
SECTION 3.23. Brokers........................................................
SECTION 3.24. Counsel........................................................
SECTION 3.25. Absence of Certain Activities..................................
SECTION 3.26. Taxable Income.................................................

                                   ARTICLE IV

         MORTGAGE BANKING REPRESENTATIONS OF THE SELLER AND THE COMPANY

SECTION 4.01. Portfolios and Listed Agreements...............................
SECTION 4.02. Enforceability of Listed Agreements............................
SECTION 4.03. Compliance with Listed Agreements..............................
SECTION 4.04. Advances.......................................................
SECTION 4.05. No Recourse....................................................
SECTION 4.06. Portfolio Representations and Warranties.......................
SECTION 4.07. Loan Level.....................................................
SECTION 4.08. Pipeline Mortgage Loan.........................................
SECTION 4.09. Mortgage Banking Licenses and Qualification....................
SECTION 4.10. Mortgage Banking Compliance....................................
SECTION 4.11. Custodial Accounts.............................................
SECTION 4.12. Environmental Matters..........................................
SECTION 4.13. Pool Certification.............................................
SECTION 4.14. Servicing......................................................
SECTION 4.15. Ongoing Servicing Operations...................................
SECTION 4.16. ARM Loans......................................................
SECTION 4.17. Tax Service Contracts; Flood Contracts and Certifications......
SECTION 4.18. Release/Reconveyance Processing................................
SECTION 4.19. Investor Remittances and Reporting.............................

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

SECTION 5.01. Incorporation and Authority....................................
SECTION 5.02. No Conflict....................................................
SECTION 5.03. Consents and Approvals.........................................
SECTION 5.04. Absence of Litigation..........................................
SECTION 5.05. Investment Purpose.............................................
SECTION 5.06. Financing......................................................
SECTION 5.07. Brokers........................................................

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

SECTION 6.01. Conduct of Business Prior to the Closing.......................
SECTION 6.02. Business Covenants.............................................
SECTION 6.03. Transition.....................................................
SECTION 6.04. Investigation..................................................
SECTION 6.05. Access to Information..........................................
SECTION 6.06. Books and Records..............................................
SECTION 6.07. Confidentiality Agreement......................................
SECTION 6.08. Regulatory and Other Authorizations; Consents..................
SECTION 6.09. Transfer Tax...................................................
SECTION 6.10. FIRPTA Certificates............................................
SECTION 6.11. Certain Tax Matters............................................
SECTION 6.12. Use of Name....................................................
SECTION 6.13. Notification of Material Change................................
SECTION 6.14. Further Action.................................................
SECTION 6.15. Directors' and Officers' Liability.............................
SECTION 6.16. Purchaser Offering.............................................
SECTION 6.17. Restructuring..................................................

                                   ARTICLE VII

                                EMPLOYEE MATTERS

SECTION 7.01. Continuation of Benefits.......................................
SECTION 7.02. Service Recognition............................................
SECTION 7.03. Succession.....................................................
SECTION 7.04. Survival.......................................................

                                  ARTICLE VIII

                                       TAX

SECTION 8.01. Tax Return Filings.............................................
SECTION 8.02. Cooperation....................................................
SECTION 8.03. Tax Sharing Agreements.........................................

                                   ARTICLE IX

                              CONDITIONS TO CLOSING

SECTION 9.01. Conditions to Obligations of the Seller........................
SECTION 9.02. Conditions to Obligations of the Purchaser.....................

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 10.01. Termination...................................................
SECTION 10.02. Effect of Termination.........................................
SECTION 10.03. Waiver........................................................

                                   ARTICLE XI

                               GENERAL PROVISIONS

SECTION 11.01. Non-Survival of Representations, Warranties, Covenants
                  and Agreements.............................................
SECTION 11.02. Expenses......................................................
SECTION 11.03. Notices.......................................................
SECTION 11.04. Public Announcements..........................................
SECTION 11.05. Headings......................................................
SECTION 11.06. Severability..................................................
SECTION 11.07. Entire Agreement; Consequential Damages.......................
SECTION 11.08. Assignment....................................................
SECTION 11.09. No Third-Party Beneficiaries..................................
SECTION 11.10. Amendment; Waiver.............................................
SECTION 11.11. Governing Law.................................................
SECTION 11.12. Time of Essence...............................................
SECTION 11.13. Counterparts..................................................
SECTION 11.14. Waiver of Jury Trial..........................................

            STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of June 13, 2002, among Columbia National Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Seller"), American Home Mortgage Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Purchaser"), and Columbia National, Incorporated, a corporation organized and existing under the laws of the State of Maryland (the "Company").

                              W I T N E S S E T H:

            WHEREAS, the Seller owns all of the issued and outstanding shares (the "Shares") of common stock, without par value, of the Company; and

            WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to acquire from the Seller, the Shares, upon the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, and intending to be legally bound hereby, the Company, the Seller and the Purchaser hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "Action" means any claim, suit, action, inquiry, proceeding or investigation by or before any court, arbitrator or administrative, governmental or regulatory authority or body.

            "Advances" means unreimbursed amounts that have been advanced by the Company and its Subsidiaries with respect to Mortgage Loans (including, without limitation, payments of principal, interest, taxes and insurance, ground rents, assessments, attorneys' fees, property preservation fees and similar charges) pursuant to any Servicing Agreement or Master Servicing Agreement.

            "Affiliate" of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

            "Agency" means FHA, FHLMC, FNMA, GNMA, HUD, VA or a State Agency, as applicable.

            "ALTA" means the American Land Title Association or any successor.

            "Approved Mortgagee" has the meaning specified in Section 4.06(s).

            "Assets" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, owned or leased by such Person, including without limitation cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property Rights.

            "Balance Sheet" means the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2001.

            "Business" means the business of origination, sale and servicing of residential mortgage loans throughout the United States as currently conducted by the Company and its Subsidiaries.

            "Business Combination" means any merger, consolidation or combination, or any sale, dividend, split or other disposition of capital stock or other equity interests, or any sale, dividend or other disposition of all or substantially all of the Assets, of the Company.

            "Business Day" means a day of the year on which banks are not required or authorized to be closed in the State of New York.

            "Closing" has the meaning specified in Section 2.03(a).

            "Closing Date" has the meaning specified in Section 2.03(a).

            "Company" has the meaning specified in the introduction.

            "Company Group" means any combined or consolidated group of which the Company or any of its Subsidiaries is currently a member.

            "Company Property" has the meaning specified in Section 4.12(b).

            "Confidentiality Agreement" means the letter agreement between the Company and the Purchaser dated July 31, 2001.

            "Contract Party" means any Person, other than an Investor, who is a party to a Servicing Agreement, Master Servicing Agreement, Mortgage Sale Agreement or Correspondent/Broker Agreement.

            "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as a trustee or executor (in each case, acting in a fiduciary capacity), of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, as trustee or executor (in each case, acting in a fiduciary capacity), by contract or credit arrangement or otherwise.

            "Co-op Lease" means, with respect to a Co-op Loan, the proprietary lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to such dwelling unit.

            "Co-op Loan" means a Mortgage Loan secured by the pledge of the evidence of ownership allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

            "Correspondent/Broker Agreement" means any agreement between the Company or any Subsidiary, on the one hand, and a broker, correspondent or other originator or purchaser of mortgage loans, on the other hand, pursuant to which such broker, correspondent or mortgage loan originator or purchaser may sell mortgage loans to the Company or its Subsidiary or deliver mortgage loan applications to the Company or its Subsidiary.

            "Custodial Accounts" has the meaning specified in Section 4.11(a).

            "December Statements" means the consolidated financial statements of the Company and its Subsidiaries as of December 31, 2001.

            "Disclosure Schedule" means the Disclosure Schedule dated as of the date hereof delivered to the Purchaser by the Seller.

            "Employee Plans" has the meaning specified in Section 3.21(a).

            "Encumbrance" means any and all pledges, liens, security interests, mortgages, charges, adverse claims of ownership or uses, or other understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

            "Environmental Claim" means any and all legally enforceable administrative, regulatory or judicial actions, suits, demands, demand letters, directives, orders, claims, liens, investigations, requests for information, proceedings, or written notices of noncompliance or violation by any person (including, without limitation, any governmental authority) alleging liability or potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, closure costs, supplemental environmental projects, property damages, personal injuries, penalties, and leaking underground storage tanks) arising out of, based on or resulting from (A) the presence, or Release or threatened Release, of any Hazardous Materials at any location owned, operated, leased or managed by Company, or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit, or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

            "Environmental Law" means all applicable legally enforceable foreign, Federal, state and local laws (including common law), statutes, ordinances, codes, rules, requirements, regulations, orders, judgments, decrees, injunctions, or agreements with or by any governmental authority relating to pollution, the environment (including, without limitation, air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos or polychlorinated biphenyls in buildings, structures, or equipment, including, without limitation, as amended, the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq. ("CERCLA"), Emergency Planning & Community Right to Know Act, 42 U.S.C. ss. 11001 et seq., Solid Waste Disposal Act and Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq. ("RCRA"), Clean Air Act, 42 U.S.C. ss. 7401, et seq., Federal Water Pollution Control Act, 33 U.S.C. ss. 1251, et seq., Oil Pollution Act of 1990, 33 U.S.C. ss. 2701, et seq., and Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.

            "Environmental Permit" means all permits, licenses, approvals, consents, variances, waivers, exceptions, and any other authorizations from governmental authorities which are required in respect of a business, its operations, facilities, assets or other activities or real and personal properties under any applicable Environmental Law.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "executive officer" means an officer of the Seller or the Company with a position of Executive Vice President or higher.

            "Extended Financing Date" has the meaning specified in Section 6.02(c).

            "Extended Warehouse Loans" means those Mortgage Loans in the Warehouse Loan Portfolio that are not readily salable under existing Investment Commitments due to one or more failures to conform to all of the terms and conditions of such Investment Commitments.

            "FHA" means the Federal Housing Administration or any successor thereto.

            "FHA Loans" means Mortgage Loans which are insured or are eligible to be insured by FHA.

            "FHLMC" means Freddie Mac or any successor thereto.

            "FNMA" means Fannie Mae or any successor thereto.

            "Financial Statements" has the meaning specified in Section 3.09.

            "Foreclosure" means the acquisition of title to a Mortgaged Property in a foreclosure sale or by a deed in lieu of foreclosure or pursuant to any other comparable procedure allowed under applicable Regulation.

            "GAAP" means generally accepted accounting principles in the United States.

            "GNMA" means the Government National Mortgage Association or any successor thereto.

            "Hazardous Material" means (A) any petroleum or any by-products or fractions thereof, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls, lead, lead based paint, radon or other radioactive material, and (B) any chemicals, materials or substances, including, without limitation, waste materials, raw materials, byproducts, coproducts or finished products, which are defined as, or regulated as, or included in the definition of, "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "contaminants," "solid wastes," "special wastes," or words of similar import under any Environmental Law.

            "HUD" means the United States Department of Housing and Urban Development or any successor thereto.

            "Indemnified Parties" has the meaning specified in Section 6.15(b).

            "Insurer" means a Person who (i) insures or guarantees all or any portion of the risk of loss on any Mortgage Loan, including, without limitation, FHA, FHLMC, FNMA, GNMA, VA and any private mortgage insurer, pool insurer and provider of standard hazard insurance, flood insurance, earthquake insurance or title insurance with respect to any Mortgage Loan or related Mortgaged Property or (ii) provides, with respect to a Listed Agreement or an applicable Regulation, any fidelity bond, direct surety bond or errors and omissions policy.

            "Intellectual Property Rights" means all material (a) patent and patent applications, (b) trademarks, service marks, logos, trade names and corporate names and registrations and applications for registration thereof, (c) copyrights, whether registered or unregistered, and registrations and applications for registration thereof and (d) trade secrets, formulas, inventions, know-how, and other material proprietary business and intellectual property rights which are employed in the conduct of the Business as it is now being conducted.

            "Interim Financial Statements" has the meaning specified in Section 3.09.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

            "Investment Commitment" means the optional or mandatory commitment of a Person to purchase a Mortgage Loan or a portion of a Mortgage Loan.

            "Investor" means any Person, other than the Company and its Subsidiaries that (i) owns or has a beneficial interest in a Mortgage Loan, (ii) is a party to an Investment Commitment or (iii) with respect to Mortgage Loans that have been pooled or securitized, the trustee, custodian, Agency or other Person imposing obligations in connection with the sale, pooling, securitization or servicing of the Mortgage Loans.

            "Investor Requirements" means any material outstanding contractual, legal and regulatory obligation of the Company or any Subsidiary to any Investor, including but not limited to, the representations, warranties and covenants made by the Company or any Subsidiary to any Investor, and any Investor Regulation.

            "IRS" means the Internal Revenue Service.

            "knowledge of the Seller" means the actual knowledge of any director or executive officer of the Seller or the Company, after due and reasonable investigation or inquiry.

            "Liabilities" means any and all debts, losses, liabilities, offsets, claims, damages, obligations, payments and accounts payable (including, without limitation, those arising out of any award, demand, assessment, settlement, judgment or compromise relating to any Action), and accruals for out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses incurred in investigating, preparing or defending any Action).

            "Licenses" has the meaning specified in Section 3.14.

            "Listed Agreement" means any Servicing Agreement, Master Servicing Agreement, Mortgage Sale Agreement, Investment Commitment or
Correspondent/Broker Agreement.

            "Master Servicing" means master servicing services in respect of Mortgage Loans, including, without limitation, one or more of the following functions (or a portion thereof): (i) to supervise and oversee the performance of services of the obligations under servicing agreements, and (ii) to cause Mortgage Loans to be serviced in the event a service is terminated.

            "Master Servicing Agreement" means an agreement pursuant to which the Company or any Subsidiary provides Master Servicing.

            "Material Adverse Effect" means any change in, or effect on, the Business as currently conducted by the Company that is materially adverse to the Assets, business, income, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform all of its material obligations under this Agreement; provided that Material Adverse Effect shall not include any change in, or effect on, the Business, the Company or any Subsidiary which relates to or arises out of (i) interest rates, the United States economy in general or political conditions in the United States, (ii) the announcement of this Agreement or the transactions contemplated hereby, (iii) changes in applicable laws or Regulations that affect the Business, the Company or any Subsidiary in general, or (iv) the mortgage lending and financial institution industry in general.

            "Material Contract" has the meaning specified in Section 3.18.

            "Mortgage" means, with respect to a Mortgage Loan, a mortgage, deed of trust or other security instrument creating a lien upon real property (or, in the case of a Co-op Loan, a security interest in the stock of the residential housing corporation and the related Co-op Lease) and any other property described therein which secures a Mortgage Note, together with any assignment, reinstatement, extension, endorsement or modification thereof.

            "Mortgage Licenses" has the meaning specified in Section 4.09(a).

            "Mortgage Loan" means a residential mortgage loan evidenced by a Mortgage Note and secured by a Mortgage that is (i) owned by the Company or any Subsidiary or (ii) owned by an Investor and subject to a Servicing Agreement or Master Servicing Agreement.

            "Mortgage Loan Documents" means the credit and closing packages, custodial documents and escrow documents (including, without limitation, the Mortgage Note, the Mortgage, any assignment or endorsement of any such Mortgage Note or Mortgage, the title insurance policy, and any private mortgage insurance policy), and all other documents (i) in the possession of the Company or any Subsidiary specifically pertaining to a Mortgage Loan, (ii) reasonably necessary for prudent servicing of a Mortgage Loan or (iii) reasonably necessary to establish the eligibility of the Mortgage Loan for insurance by an Insurer or sale to an Investor, in each case as required by applicable Regulations.

            "Mortgage Note" means, with respect to a Mortgage Loan, a promissory note or notes, or other evidence of indebtedness, with respect to such Mortgage Loan secured by a Mortgage or Mortgages, together with any assignment, reinstatement, extension, endorsement or modification thereof.

            "Mortgage Pool" means a group of Mortgage Loans that have been pledged, granted or sold to secure or support payments on specific mortgage-backed securities or specific participation certificates.

            "Mortgage Sale Agreement" means an agreement pursuant to which the Company or any Subsidiary has sold or otherwise conveyed Mortgage Loans and under which the Company or any Subsidiary has a repurchase or indemnity obligation in the event of breach by the Company or its Subsidiary of a representation, warranty or undertaking contained therein.

            "Mortgaged Property" means the improved real property that secures a Mortgage Note and that is subject to a Mortgage, which is related to a Mortgage Loan.

            "Mortgagor" means any and all obligors under a Mortgage Note and/or Mortgage Loan Document.

            "Person" means an individual, corporation, partnership, limited liability company, joint venture, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), trust, association or other entity.

            "Pipeline Mortgage Loan" mean a to be originated residential mortgage loan for which the Company has either (i) received a related application or (ii) issued the commitment to fund with respect thereto.

            "Pre-Closing Tax Period" means any taxable period (or portion thereof) ending on or before the close of business of the Closing Date.

            "Purchase Price" has the meaning specified in Section 2.02.

            "Purchaser" has the meaning specified in the introduction.

            "Purchaser Offering" means an equity offering by the Purchaser that results in gross proceeds to the Purchaser of at least $30 million and such other conditions described in Section 1.01 of the Disclosure Schedule.

            "Qualified Plans" has the meaning specified in Section 3.21(c).

            "Regulation" means any (i) Federal, state or local law, rule or regulation, (ii) requirement of an Insurer or (iii) requirement of an Agency or Investor, in each case with respect to the origination, insuring, purchase, sale, pooling, securitization or servicing of a Mortgage Loan or the filing of a claim in respect thereof.

            "Release" means any release, spill, pour, emission, leak, injection, deposit, disposal, discharge, dispersal, leaching, migration or other movement of Hazardous Materials into or through the environment (including, without limitation, air, soil, subsurface, surface water, groundwater or property).

            "REO" means any residential real property owned by the Company, any Subsidiary or an Investor as a result of a Foreclosure.

            "Restructuring" has the meaning specified in Section 6.17.

            "Retained Name" has the meaning specified in Section 6.12.

            "Seller" has the meanings specified in the introduction.

            "Servicing" means Mortgage Loan servicing services, including, without limitation, one or more of the following functions (or a portion thereof): (i) the administration and collection of payments for the reduction of principal and/or the application of interest on a Mortgage Loan; (ii) the collection of payments on account of taxes and insurance; (iii) the remittance of appropriate portions of collected payments; (iv) the provision of full escrow administration; (v) the pursuit of foreclosure and alternate remedies against a related Mortgaged Property; and (vi) the administration and liquidation of an REO.

            "Servicing Agreement" means an agreement pursuant to which the Company or any Subsidiary provides Servicing.

            "Servicing Portfolio" means those Mortgage Loans subject to Servicing Agreements.

            "Servicing Requirements" means prudent practice and industry standards together with any material contractual, legal or regulatory obligation of the Company or any Subsidiary relating to the Mortgage Loans or any Mortgage Loan previously serviced by the Company or any Subsidiary.

            "Shares" has the meaning specified in the recitals.

            "State Agency" means any state agency or other entity with authority to regulate the mortgage-related activities of the Company or any Subsidiary or to determine the investment or servicing requirements with regard to mortgage loan origination, purchasing, Servicing or master servicing performed by the Company or any Subsidiary.

            "Subsidiary" and "Subsidiaries" have the meanings specified in
Section 3.03(b).

            "Tangible Personal Property" means machinery, equipment, vehicles and other tangible personal property.

            "Tax" or "Taxes" means all Federal, state, local or foreign net income, gross income, gross receipts, gains, sales, use, employment, franchise, profits, excise, property, ad valorum, transfer, license, alternative, or add-on minimum, premium, environmental or windfall value-added or other taxes, fees, stamp taxes and duties, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and penalties, additions to tax or additional amounts with respect thereto, imposed by any Taxing Authority.

            "Taxing Authority" means any governmental or regulatory authority, body or instrumentality exercising any authority to impose, regulate or administer the imposition of Taxes.

            "Tax Returns" means Tax returns, information returns, reports and forms, including, in each case, any amendments thereto, required to be filed with any Taxing Authority.

            "Transfer Tax" has the meaning specified in Section 6.09.

            "VA" means the United States Department of Veterans Affairs and any successor thereto.

            "VA Loans" means Mortgage Loans which are guaranteed or are eligible to be guaranteed by the VA.

            "Warehouse Loan Portfolio" means those Mortgage Loans owned by the Company or any Subsidiary and held for sale.

                                   ARTICLE II

                                PURCHASE AND SALE

            SECTION 2.01. Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at Closing the Purchaser shall purchase from the Seller, and the Seller shall sell, assign, transfer and deliver to the Purchaser, the Shares, free and clear of any Encumbrance.

            SECTION 2.02. Purchase Price for the Shares. The purchase price for the Shares shall be $37,000,000 (the "Purchase Price").

            SECTION 2.03. Closing. (a) Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 a.m., local time (the "Closing"), on the first Business Day after all conditions to each party's obligations, as set forth in Article VIII, shall have been satisfied or waived or on such other date or at such other place as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

            (b) At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser (i) certificates evidencing the Shares duly endorsed in blank or accompanied by stock powers duly executed in blank in proper form for transfer (with all required stock transfer tax stamps affixed) and (ii) the certificates of the Seller required to be delivered pursuant to Section 9.02(a).

            (c) At the Closing, the Purchaser shall deliver or cause to be delivered to the Seller (i) the Purchase Price by wire transfer of immediately available funds to the bank account designated by the Seller in writing at least two Business Days prior to the Closing Date (or by such means as are otherwise agreed upon by the Purchaser and the Seller) and (ii) the certificate of the Purchaser required to be delivered pursuant to Section 9.01(a).

                                   ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANY

            The Company and the Seller hereby, jointly and severally, represent and warrant to the Purchaser that, except as disclosed in the Disclosure Schedule (it being agreed that disclosure under any particular Section of the Disclosure Schedule shall be deemed adequate for all Sections of the Disclosure Schedule where disclosure would be applicable, so long as it is reasonable to infer such applicability):

            SECTION 3.01. Incorporation and Authority of the Seller. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Seller and the Company and the consummation by the Seller and the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate actions on the part of the Seller and the Company, and no other corporate proceedings on the part of the Seller and the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and the Company and, assuming due authorization, execution and delivery by the Purchaser, this Agreement constitutes a legal, valid and binding obligation of the Seller and the Company enforceable against the Seller and the Company in accordance with its terms.

            SECTION 3.02. Incorporation and Qualification of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The Company has all necessary corporate power and authority to own, operate or lease the Assets now owned, operated or leased by it, and to carry on the Business as it is now being conducted by it. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of properties owned, operated or leased by it or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing which, when taken together with all other such failures, would not result in a Material Adverse Effect.

            SECTION 3.03. Capital Stock of the Company; Subsidiaries. (a) The authorized capital stock of the Company consists of 3,000 shares of common stock. As of the date hereof, 3,000 shares of common stock of the Company, which constitute the Shares, were issued and outstanding. The Shares have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights. There are no options, calls, warrants, subscription rights or rights of conversion or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Company to issue or sell any additional shares of its capital stock, or securities convertible into or exchangeable for such shares, or obligating the Company to issue or grant any such option, call, warrant, subscription right, right of conversion or other right, agreement, arrangement or commitment.

            (b) A true and complete list of all subsidiaries of the Company (each a "Subsidiary" and, collectively, the "Subsidiaries"), listing the name and jurisdiction of incorporation or organization of each such Subsidiary, is set forth in Section 3.03(b) of the Disclosure Schedule. Each Subsidiary is validly existing as either (i) a corporation duly incorporated or (ii) a limited liability company duly organized and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, has the full power and authority to own, operate or lease the Assets now owned, operated or leased by such Subsidiary and to carry on its business in all material respects as currently conducted by such Subsidiary, is duly qualified as a foreign corporation or a foreign limited liability company, as the case may be, to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures which, when taken together with all other such failures, would not have a Material Adverse Effect. Each Subsidiary is wholly owned by the Company or a Subsidiary.

            SECTION 3.04. Ownership of Shares. The Seller has good and marketable title to the Shares, free and clear of all Encumbrances. Upon delivery of the Shares by the Seller at the Closing, and payment of the Purchase Price by the Purchaser as herein provided, and assuming the Purchaser shall have purchased the Shares for value in good faith and without notice of adverse claims, the Purchaser will receive good and marketable title to the Shares, free and clear of all Encumbrances created, or resulting from the ownership of the Shares, by the Seller.

            SECTION 3.05. Share Ownership. The Seller is the record and beneficial owner of all of the Shares. The Seller does not own any securities issued by or other obligations, or has any right to acquire any Shares or other securities, of the Company or any Subsidiary which are not listed in Section
3.05 of the Disclosure Schedule. None of the Shares are subject to any rights by any other party.

            SECTION 3.06. No Conflict. Assuming all consents, approvals, authorizations and other actions described in Section 3.06 have been obtained and all filings and notifications listed in Section 3.06 of the Disclosure Schedule have been made, except as may result from any facts or circumstances relating solely to the Purchaser, the execution, delivery and performance of this Agreement by the Seller do not and will not (a) violate or conflict with the partnership agreement, charter or by-laws of the Seller, the Company or any Subsidiary, (b) except as would not, individually or in the aggregate, result in a Material Adverse Effect, conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Seller, the Company or any Subsidiary, or (c) except as would not, individually or in the aggregate, result in a Material Adverse Effect, result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the Assets of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which the Company or any Subsidiary is a party or by which any of such Assets or properties is bound or affected.

            SECTION 3.07. Possession of Shares. The Shares and all certificates representing the Shares are now, and at all times during the term hereof shall be, owned by the Seller and held by the Seller or by a nominee or custodian for the sole and exclusive benefit of the Seller.

            SECTION 3.08. Consents and Approvals. The execution and delivery of this Agreement by the Seller do not, and the performance of this Agreement by the Seller will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except (a) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent the Seller from performing any of its obligations under this Agreement and would not result in a Material Adverse Effect and (b) as may be necessary as a result of any facts or circumstances relating solely to the Purchaser.

            SECTION 3.09. Financial Information. Schedule 3.09 of the Disclosure Schedule sets forth (i) true and complete copies of the December Statements, together with the related auditor's reports and (ii) true and complete copies of the consolidated balance sheet, income statement and statement of cash flow of the Company and its Subsidiaries for the quarter ended March 31, 2002 (the "Interim Financial Statements") (collectively, the "Financial Statements"). The Financial Statements have been prepared from, are in accordance with and accurately reflect, the books and records of the Company and its Subsidiaries, comply in all material respects with applicable accounting requirements, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as stated in the notes thereto), and fairly present, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its Subsidiaries as of the times and for the periods referred to therein.

            SECTION 3.10. Absence of Undisclosed Liabilities. As of the date of this Agreement and as of the Closing, there are and shall be no Liability of the Company or any Subsidiary (whether absolute, accrued, contingent or otherwise) which would result in a Material Adverse Effect, except Liabilities (a) described in Section 3.10 of the Disclosure Schedule or otherwise disclosed in the Disclosure Schedule or this Agreement, (b) as, and to the extent, reflected or reserved against in the December Statements or the notes thereto or the Interim Financial Statements or the notes thereto, (c) with respect to matters otherwise addressed by any of the representations, warranties, covenants or agreements made by the Seller in this Agreement, (d) adequately covered by insurance, indemnification, contribution or comparable arrangements, (e) with respect to the matters addressed in Section 3.22 (which shall be governed solely by the terms of such Section 3.22), (f) under this Agreement or any document entered into in connection herewith or (g) incurred in the ordinary course of business since the date of the Interim Financial Statements and prior to the Closing which would not result in a Material Adverse Effect.

            SECTION 3.11. Absence of Certain Changes or Events. Since the Interim Financial Statements through the date of this Agreement, each of the Company and its Subsidiaries has conducted its respective business only in the ordinary course and consistent with past practice, and neither the Company nor any Subsidiary has:

            (a) suffered any Material Adverse Effect;

            (b) incurred any liability or obligation (absolute, accrued, contingent or otherwise) except immaterial items incurred in the ordinary course of business and consistent with past practice, none of which exceeds $200,000 (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or materially increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

            (c) paid, discharged or satisfied any claim, liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $200,000, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Interim Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the Interim Financial Statements;

            (d) permitted or allowed any of its Assets to be subjected to any material Encumbrance, except for liens for current taxes not yet due and Mortgages and the servicing thereof in the ordinary course of business;

            (e) sold, transferred, or otherwise disposed of any of its material property or assets (real, personal or mixed, tangible or intangible), other than Mortgages, the Servicing thereof and REOs in the ordinary course of business;

            (f) disposed of, or permitted to lapse any rights to the use of, any material Intellectual Property Rights, or disposed of, or disclosed to any Person other than representatives of the Purchaser, any material Intellectual Property Rights not theretofore a matter of public knowledge;

            (g) made any single capital expenditure or commitment in excess of $200,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $200,000 (on a consolidated basis) for additions to property, plant, equipment or intangible capital assets;

            (h) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company or any Subsidiary; or

            (i) agreed, whether in writing or otherwise, to take any actions described in this Section 3.11.

            SECTION 3.12. Litigation. There are no Actions pending or, to the knowledge of the Seller, threatened against the Company, its Subsidiaries, or any Assets of the Company or its Subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body that, individually or in the aggregate, are reasonably likely to result in a Material Adverse Effect, and none of the Company, the Subsidiaries, nor any Assets of the Company or its Subsidiaries, are subject to any order, writ, judgment, injunction, decree, determination or award resulting in a Material Adverse Effect.

            SECTION 3.13. Compliance with Laws. Except as would not have a Material Adverse Effect, the Company and its Subsidiaries have complied in a timely manner with all applicable laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United States Federal, state, local and foreign governments and agencies thereof that affect the business or Assets of the Company or any Subsidiary, and no written notice, charge, claim, action or assertion has been received by the Company or any Subsidiary or has been filed, commenced or, to the knowledge of the Seller, threatened against the Company or any Subsidiary alleging any violation of any of the foregoing.

            SECTION 3.14. Licenses and Permits. Each of the Company and its Subsidiaries has all governmental licenses, permits and authorizations (collectively, "Licenses"), necessary to carry on the Business as it is now being conducted by the Company and its Subsidiaries, except for such Licenses the absence of which would not result in a Material Adverse Effect. All such Licenses are in full force and effect, except as would not result in a Material Adverse Effect. To the knowledge of the Seller, neither the Company nor any Subsidiary has received any written notice that any such License will be revoked, cancelled, rescinded or materially modified or will not be renewed.

            SECTION 3.15. Books and Records. The books of account, minute books, stock record books and other records of the Company and its Subsidiaries are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings of, and corporate actions taken by, the stockholders of the Company, the Company's Board of Directors and all committees of the Company's Board of Directors, and no meeting of the stockholders of the Company, the Company's Board of Directors or such committees has been held for which minutes have not been prepared and are not contained in such minute books. True and complete copies of all minute books and all stock record books of the Company and each Subsidiary have heretofore been delivered to the Purchaser.

            SECTION 3.16. Intellectual Property Rights. (a) Section 3.16 of the Disclosure Schedule lists all trademarks, patents and copyrights of the Company and its Subsidiaries included in the Intellectual Property Rights which are registered or the subject of pending applications for registration.

            (b) Except as would not result in a Material Adverse Effect, (i) all the Intellectual Property Rights are owned by the Company or a Subsidiary or are licensed to the Company or a Subsidiary, and (ii) no Action has been made or asserted or is pending (nor, to the knowledge of the Seller, has any such Action been threatened) against the Company or any Subsidiary either (A) based upon, challenging or seeking to deny or restrict the use by the Company or any Subsidiary of any of the Intellectual Property Rights, or (B) alleging that any services provided or products manufactured or sold, or Intellectual Property Rights used, are being provided, manufactured, sold or used in violation of any intellectual property rights of any third Person. The Seller is not aware of any third Person's intellectual property rights that infringe upon the Intellectual Property Rights or other rights of the Company or a Subsidiary or of any Intellectual Property Right or any product or service sold by the Company or a Subsidiary that violates or infringes upon any intellectual property right owned by, or other right of, a third Person.

            SECTION 3.17. Real Property. (a) Neither the Company nor any Subsidiary owns any real property, other than REOs.

            (b) Section 3.17(b) of the Disclosure Schedule lists (i) all real property leased by the Company and its Subsidiaries from a third Person and each parcel of real property currently leased by the Company and its Subsidiaries to a third Person and (ii) the identity of the lessor and lessee of each such parcel of real property. The Seller has made available to the Purchaser copies of the leases and subleases set forth in Section 3.17(b) of the Disclosure Schedule.

            SECTION 3.18. Contracts. Schedule 3.18 of the Disclosure Schedule sets forth a complete list of the following written material contracts of the Company and its Subsidiaries (collectively, the "Material Contracts"):

            (a) contracts containing any provision or covenant prohibiting or materially limiting the ability of the Company or its Subsidiaries to engage in any business activity or compete with any Person;

            (b) material partnership, joint venture, shareholders' or other similar contracts with any Person; and

            (c) all other contracts that (i) involve the payment or potential payment, pursuant to the terms of such contract, by or to the Company or any Subsidiary of more than $200,000 and (ii) cannot be terminated within 180 days after giving notice of termination without resulting in any material cost or penalty to the Company or any Subsidiary.

            Each Material Contract to which any of the Company or any Subsidiary is a party or is bound is valid, binding and enforceable against the Company or the Subsidiary and, in accordance with its terms and is in full force and effect, except those the absence of which are not reasonably likely to have a Material Adverse Effect. Neither the Company nor the Subsidiary is in default under any of the Material Contracts, and no event has occurred which, with notice or lapse of time, or both, would constitute such a default, except for any defaults which are not reasonably likely to have a Material Adverse Effect. Neither the Company nor the Subsidiary has received any written claim from any other party to any Material Contract that the Company or the Subsidiary has breached any obligations to be performed by it thereunder, or is otherwise in default or delinquent in performance thereunder, except any of the foregoing which are not reasonably likely to have a Material Adverse Effect.

            SECTION 3.19. Insurance. Section 3.19 of the Disclosure Schedule sets forth (a) a true and complete list and description of all insurance policies, other insurance arrangements and other contracts or arrangements for the transfer or sharing of insurance risks by the Company or its Subsidiaries in force on the date hereof with respect to the business or assets of the Company or its Subsidiaries, together with a statement of the aggregate amount of claims paid out to the Company or its Subsidiaries during the last three calendar years, unless otherwise specified therein, and claims pending, under each such insurance policy or other arrangement through the date hereof and (b) a description of such risks that the Company or its Subsidiaries, or the respective Board of Directors or officers thereof, have designated as being self-insured. The Company and its Subsidiaries have policies of insurance of the type and in amounts customarily carried by Persons conducting businesses or owning assets similar to those of the Company and its Subsidiaries. All such policies are in full force and effect, all premiums due thereon have been paid by the Company or its Subsidiaries, and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms and provisions of such policies. Furthermore, (a) neither the Company nor any Subsidiary has received any written notice of cancellation or non-renewal of any such policy or arrangement nor is the termination of any such policies or arrangements threatened in writing, (b) there is no claim pending under any of such policies or arrangements as to which coverage has been questioned, denied or disputed by the underwriters of such policies or arrangements, (c) neither the Company nor any Subsidiary has received any written notice from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage presently provided for will not be available to the Company or any Subsidiary in the future on substantially the same terms as now in effect and (d) none of such policies or arrangements provides for any retrospective premium adjustment, experienced-based liability or loss sharing arrangement affecting the Company or any Subsidiary. To the knowledge of the Seller, neither the Company or the Seller is aware of any facts or circumstances which are reasonably likely to result in any claims for medical expenses, with respect to any employee of the Company or any of its Subsidiaries, which are not covered by insurance.

            SECTION 3.20. Accounts; Lockboxes; Safe Deposit Boxes. Section 3.20 of the Disclosure Schedule lists (a) the name of each bank, savings and loan association, or other financial institution, in which the Company or any Subsidiary has an account and (b) the location of all lockboxes and safe deposit boxes of the Company and its Subsidiaries.

            SECTION 3.21. Employee Benefit Matters; Labor Matters. (a) Section 3.21(a) of the Disclosure Schedule includes a complete list of all employee benefit plans, programs, agreements and other arrangements, including without limitation all employee benefit plans within the meaning of Section 3(3) of the ERISA and all other employee benefit, employment, bonus, incentive, pension, profit sharing, thrift, equity-based compensation, restricted stock, stock purchase, stock option, retirement, savings, deferred compensation, termination, severance, change in control, retention, group insurance, fringe benefit and other similar plans, programs, agreements or arrangements, providing benefits to any former, current or future employee, officer or director of the Company or any of its Subsidiaries or any beneficiary or dependent thereof, and whether covering one Person or more than one Person, sponsored or maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute for the benefit of present or former employees or directors (the "Employee Plans").

            (b) With respect to each Employee Plan, the Company has made available to the Purchaser a true, correct and complete copy of: (i) each writing constituting a part of such Employee Plan, including, without limitation, all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the three most recently filed Annual Reports (Form 5500 Series), including all attachments and Schedules thereto, if any; (iii) the current summary plan description (and any summaries of material modifications with respect thereto), if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial valuation report, if any; and (vi) the most recent determination letter issued by the IRS, or a copy of any currently pending application for such a determination letter, if any. Neither the Company nor any of its Subsidiaries has undertaken or committed in a legally binding manner to make any material amendments to Employee Plans, or to adopt or approve any new material Employee Plans.

            (c) Section 3.21(c) of the Disclosure Schedule identifies each Employee Plan that is intended to be a "qualified plan" within the meaning of
Section 401(a) of the Internal Revenue Code ("Qualified Plans"). The IRS has issued a favorable determination letter with respect to each Qualified Plan that has not been revoked, and, to the Company's knowledge, there are no existing circumstances nor any events that have occurred that could reasonably be expected to adversely affect the qualified status of any Qualified Plan or the tax-exempt status of any related trust and that would result in a material liability to the Company or any of its Subsidiaries. Neither any Employee Plan nor any trust maintained in connection therewith is intended to meet the requirements of Section 501(c)(9) of the Internal Revenue Code. No Employee Plan is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code.

            (d) Except as would not result in a material liability to the Company or any of its Subsidiaries, each Employee Plan has been maintained, operated and administered in accordance with its terms and applicable law in all material respects, including but not limited to ERISA and the Internal Revenue Code. With respect to each Employee Plan, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or its Subsidiaries have been or could be subject to any liability to any Person (other than liability for contributions to, or benefits payable under, such Employee Plans in the ordinary course) that would have a Material Adverse Effect.

            (e) Neither the Company nor any of its Subsidiaries has any material liability for life, health, medical or other welfare benefits to former employees, or to beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Internal Revenue Code or Part 6 of Subtitle B of Title I of ERISA.

            (f) There are no pending or, to the knowledge of the Seller, threatened claims (other than claims for benefits in the ordinary course), lawsuits, arbitrations or other alternate dispute resolution proceedings which have been asserted or instituted against any Employee Plan, any fiduciaries thereof with respect to their duties to the Employee Plans or the assets of any of the trusts under any of the Employee Plans which could reasonably be expected to result in any material liability of the Company or any of its Subsidiaries to any Employee Plan participant or beneficiary, the Pension Benefit Guaranty Corporation, the Department of Treasury, or the Department of Labor.

            (g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other act) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of the Company or any of its Subsidiaries (including forgiveness of indebtedness), or require the Company or any of its Subsidiaries to fund any benefits, by contribution to a "rabbi" trust or similar trust or otherwise. No Employee Plan provides for the reimbursement of any excise taxes imposed under
Section 4999 of the Internal Revenue Code.

            (h) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by the Company or any of its Subsidiaries, and no such agreement is being negotiated by the Company or any of its Subsidiaries. As of the date hereof, there is no labor dispute, strike or work stoppage against the Company or any of its Subsidiaries pending or, to the knowledge of the Seller, threatened in writing that may materially interfere with the respective business activities of the Company or its Subsidiaries. As of the date hereof, to the knowledge of the Seller, except as would not result in a material liability to the Company or any of its Subsidiaries, neither the Company nor any of its Subsidiaries, nor their representatives or employees, has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or its Subsidiaries, and there is no charge or complaint pending or threatened against the Company or its Subsidiaries by the National Labor Relations Board or any comparable State agency.

            SECTION 3.22. Taxes. (a) The Company, its Subsidiaries and each Company Group have timely filed, or caused to be filed or, with respect to Tax Returns the due date for filing of which is after the date of this Agreement and before the Closing Date, will timely file, all Tax Returns required to be filed and all such Tax Returns are, or in the case of Tax Returns not yet filed, will be, true, correct and complete in all material respects. All material Taxes attributable to a Pre-Closing Tax Period, whether or not shown to be payable on each such Tax Return, have been timely paid, and, with respect to Taxes the due date for payment of which is after the date of this Agreement and before the Closing Date will be timely paid.

            (b) No deficiency for any material amount of Tax has been asserted or assessed by a Taxing Authority against the Company, any Subsidiaries or any Company Group.

            (c) There are no material liens for Taxes with respect to any of the Assets of the Company or any Subsidiary, other than statutory liens for Taxes not yet due and Taxes being contested in good faith.

            (d) (i) No material Tax Return of the Company, any Subsidiary or any Company Group is currently under audit or examination by any Taxing Authority, and (ii) no notice of an audit or examination of any Tax Returns of the Company, its Subsidiaries or any Company Group has been received by the Company or any Subsidiary from a Taxing Authority, in each case, for any Tax year for which the applicable statute of limitations has not expired.

            (e) The most recent audited financial statements for the Company reflect an adequate reserve for all Taxes payable by the Company and the Subsidiaries and any consolidated or combined group of which the Company or any Subsidiary is a common parent and each Company Group for all taxable periods and portions thereof through the date of such financial statements, except as would not result in a Material Adverse Effect.

            (f) No material issues relating to Taxes were raised by the relevant Taxing Authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. None of the Company, any Subsidiary nor any Company Group has requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed.

            (g) None of the Company, any Subsidiary or any other member of a Company Group is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation, advance pricing agreement or closing agreement with any third party or any Taxing Authority.

            (h) Except as set forth in the Financial Statements, none of the Company, any Subsidiary nor any Company Group will be required to include in a taxable period ending after the Closing Date any taxable income attributable to income that accrued, but was not recognized, in a Pre-Closing Tax Period, as a result of an adjustment under Section 481 of the Code, the installment method of accounting, the long-term contract method of accounting, the cash method of accounting, any comparable provision of state, local, or foreign Tax law.

            (i) (i) No consent under Section 341 of the Code has been made with respect to the Company or any Subsidiary, or any property held by the Company or any Subsidiary, (ii) no property of the Company or any Subsidiary is "tax exempt use property" within the meaning of Section 168(h) of the Code, (iii) neither the Company nor any Subsidiary is a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, and (iv) none of the assets of the Company or any Subsidiary is subject to a lease under Section 7701(h) of the Code or under any predecessor section thereof.

            (j) None of the Company, any Subsidiary nor any other member of a Company Group has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) within the one-year period ending on the date of this Agreement or (ii) which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the purchase of Shares contemplated by this Agreement.

            (k) The Company is not a United States real property holding company within the meaning of Section 897 of the Code.

            (l) The Company and each Subsidiary have treated all rights to the portion of the interest payments on the Mortgage Loans retained or acquired by the Company or any Subsidiary in excess of the designated Servicing fee as stripped coupons in accordance with Section 1286 of the Code and have reported all income and timely paid all Taxes with respect thereto.

            (m) The Company and each Subsidiary have correctly and timely filed
(i) all information reporting returns relating to mortgage interest received under Section 6050H of the Code, (ii) all information reporting returns relating to foreclosures and abandonment of property under Section 6050J of the Code, and
(iii) all other customary information reporting returns relating to payments made under any applicable Servicing Agreement.

            (n) Neither the Company nor any Subsidiary currently owns, or has ever owned, any REMIC "residual interest" within the meaning of Section 860G(a)(2) of the Code.

            (o) As of December 31, 2000, the Company and its Subsidiaries had available net operating loss carryforwards of $76.4 million for Federal income tax purposes and $76.4 million for state income tax purposes. Prior to the consummation of the transactions contemplated in this Agreement, none of the net operating loss carryforwards of the Company or its Subsidiaries are subject to limitation under Section 382 of the Code or any similar provision of state law.

            (p) The Company and each of its Subsidiaries have complied in all material respects with all applicable laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or any comparable provision of any state, local or foreign laws) and have, within the time and in the manner prescribed by applicable law, withheld from and paid over to the proper Taxing Authorities all material amounts required to be so withheld and paid over such laws.

            (q) Neither the Company nor any Subsidiary has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated Federal income Tax Return (other than a group the common parent of which was the Seller) for any taxable period for which the statute of limitations for any Tax has not expired.

            SECTION 3.23. Brokers. No broker, finder or investment banker, other than Butler, Chapman & Co. LLC, is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Seller.

            SECTION 3.24. Counsel. The fees and expenses of Shearman & Sterling, counsel to the Company and the Seller, shall be paid by the Company.

            SECTION 3.25. Absence of Certain Activities. Since January 1, 2001 through the date of this Agreement, there has not been any of the following:

      (a) any corporate reorganizations and/or spin-offs of any divisions of the Company or its Subsidiaries;

      (b) any split, combination or reclassification of any of the shares of outstanding capital stock of the Company or any Subsidiary or any creation of any class of capital stock;

      (c)   incurrence of debt by the Seller; and

      (d) any dividend or distribution by the Company on its shares of outstanding capital stock to the Seller.

            SECTION 3.26. Taxable Income. To the knowledge of the Seller, the net operating loss carryforwards of the Company and its Subsidiaries will not be used to offset taxable income of any member of the Company Group other than the Company and its Subsidiaries for the 2001 Tax year, and as of the date of this Agreement, the net operating loss carryforwards of the Company and its Subsidiaries are not reasonably expected to be used to offset taxable income of any member of the Company Group other than the Company and its Subsidiaries for the 2002 Tax year.

                                   ARTICLE IV

         MORTGAGE BANKING REPRESENTATIONS OF THE SELLER AND THE COMPANY

            The Company and the Seller hereby, jointly and severally, represent and warrant to the Purchaser that, except as disclosed in the Disclosure Schedule (it being agreed that disclosure under any particular Section of the Disclosure Schedule shall be deemed adequate for all Sections of the Disclosure Schedule where disclosure would be applicable, so long as it is reasonable to infer such applicability):

            SECTION 4.01. Portfolios and Listed Agreements. (a) Section 4.01(a) of the Disclosure Schedule contains a list of all Servicing Agreements to which the Company or any Subsidiary is a party as of the date hereof.

            (b) Section 4.01(b) of the Disclosure Schedule contains a list of all Master Servicing Agreements to which the Company or any Subsidiary is a party as of the date hereof.

            (c) Section 4.01(c) of the Disclosure Schedule contains a list of all Mortgage Sale Agreements to which the Company or any Subsidiary is a party as of the date hereof.

            (d) Section 4.01(d) of the Disclosure Schedule contains a list of all Investment Commitments to which the Company or any Subsidiary is a party as of the date hereof.

            (e) Section 4.01(e) of the Disclosure Schedule contains a list of all Correspondent/Broker Agreements to which the Company or any Subsidiary is a party as of the date hereof.

            (f) Other than as listed in Section 4.01(f) of the Disclosure Schedule, neither the Company nor any Subsidiary is a party to any other written Material Contracts related to the Business.

            SECTION 4.02. Enforceability of Listed Agreements. (a) The Seller has previously made available to the Purchaser true and complete copies of all Listed Agreements. Each Listed Agreement and the Regulations applicable thereto set forth all the material terms and conditions of the Company's or its Subsidiary's rights against and obligations to the Agencies, Contract Parties, Investors and Insurers, as applicable, and there are no written or oral agreements that modify, supplement or amend any such Listed Agreement other than such modifications, supplements or amendments which would not materially and adversely affect the rights of the Company or its Subsidiary under the related Listed Agreement. Each of the Listed Agreements is a valid and binding obligation of the Company or its Subsidiary and the other party thereto, is in full force and effect in all material respects, and is enforceable against the Company or its Subsidiary and the other party thereto, in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or at law).

            (b) There is no pending or, to the knowledge of the Seller, threatened cancellation or partial termination of any Listed Agreement which would have a Material Adverse Effect.

            (c) The rights of the Company or its Subsidiary under each of the Listed Agreements are owned by or for the account of the Company or its Subsidiary, free and clear of any Encumbrances, including, without limitation, the right to receive servicing fees, excess servicing fees, master servicing fees or other compensation, if any.

            SECTION 4.03. Compliance with Listed Agreements. (a) There is no material default or breach by the Company or any Subsidiary under any Listed Agreement, and no event has occurred which, with the passage of time or the giving of notice or both, would constitute such a material default or breach by the Company or any Subsidiary under any such Listed Agreement or would permit termination or modification of any such Listed Agreement by a third party without the consent of the Company or its Subsidiary.

            (b) There exists no material breach of a representation and warranty by the Company or any Subsidiary set forth in a Listed Agreement (each of which was made as of the date specified in such Listed Agreement) which gives rise to a remedy against the Company or any Subsidiary under such Listed Agreement.

            SECTION 4.04. Advances. There are no pooling, participation, Servicing or other agreements to which the Company or any Subsidiary is a party which obligate it to make Advances with respect to defaulted or delinquent Mortgage Loans, other than as provided in the Servicing Agreements and the Master Servicing Agreements identified in Section 4.01(a) or Section 4.01(b), respectively, of the Disclosure Schedule. Each Advance is a valid and subsisting amount owing to the Company or its Subsidiary under the Mortgage Loan pursuant to which such Advance was made, is carried on the books of the Company at values determined in accordance with GAAP and, to the knowledge of the Seller, is not subject to any setoff or claim of the account debtor arising from acts or omissions of the Company or its Subsidiary.

            SECTION 4.05. No Recourse. Except as provided in the Listed Agreements and the applicable Regulations, and except with respect to GNMA so-called "VA no bid" loans, neither the Company nor any Subsidiary is a party to (a) any agreement, arrangement or obligation with or to any Person, including any Agency, Contract Party or Investor, to repurchase from any such Person any Mortgage Loan or Mortgaged Property serviced for others or (b) to the knowledge of the Seller, any agreement, arrangement or understanding to reimburse, indemnify or hold any such Person harmless or otherwise assume liability with respect to any loss, cost or expense suffered or incurred as a result of the Foreclosure or sale of any such Mortgage Loan or Mortgaged Property, except insofar as (i) such recourse is based upon (A) a breach (or condition equivalent to a breach) by the Company or its Subsidiary of a representation, warranty, covenant or undertaking or (B) the Company's or its Subsidiary's act or omission in respect of such Mortgage Loan or Mortgaged Property or in connection with such Foreclosure or sale or (ii) the Company or its Subsidiary incurs expenses in excess of the reimbursement limits, if any, set forth in a Listed Agreement or applicable Regulation.

            SECTION 4.06. Portfolio Representations and Warranties. With respect to each Mortgage Loan:

            (a) immediately prior to the transfer and assignment contemplated by this Agreement, either the Company or its Subsidiary is the sole owner and holder of such Mortgage Loan, free and clear of any and all Encumbrances (other than Investment Commitments and Encumbrances securing indebtedness reflected on the Balance Sheet);

            (b) (i) the related Mortgage is a valid, subsisting and enforceable lien on the related Mortgaged Property (provided that with respect to each Co-op Loan, the Mortgage Instrument is a valid and subsisting first perfected security interest in the stock in the residential housing corporation and the Co-op Lease that were pledged to secure such Co-op
      Loan), and (ii) the related Mortgaged Property (or, with respect to a Co-op Loan, the stock in the residential housing corporation and the Co-op Lease that were pledged to secure such Co-op Loan) is free and clear of all Encumbrances having priority over the first lien of the related Mortgage (except for Encumbrances covered by title insurance and except for liens for real estate taxes and assessments not yet due and payable, covenants, conditions, restrictions, rights of way, easements, and other matters of public record acceptable to mortgage lending institutions generally, and other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the Mortgage Loan Documents or the use, enjoyment, value or marketability of the related Mortgaged Property) and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute (other than liens for which a statutory tax priority is provided) and, in the case of a Co-op Loan, (1) the lien of the residential housing corporation for unpaid maintenance fees, (2) any mortgage or security instrument creating a lien on the Co-op property, and (3) the rights of the residential housing corporation under the proprietary lease, recognition agreements, by-laws, rules and regulations;

            (c) to the knowledge of the Seller, none of the Company, the Subsidiaries nor any prior holder of the related Mortgage or the related Mortgage Note has (A) satisfied, canceled or subordinated the related Mortgage or the related Mortgage Note in whole or in part or (B) released the related Mortgaged Property in whole or in part from the lien of the related Mortgage;

            (d) all material Taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges previously due and owing relating to the related Mortgaged Property for which an escrow is required, have been paid as required pursuant to Regulations, or an escrow of funds in an amount sufficient to pay for every such item which remains unpaid has been established as required pursuant to Regulations, to the extent permitted by law;

            (e) there is no proceeding pending or threatened in writing for the total or partial condemnation of the related Mortgaged Property and the related Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or similar casualty, in either such case, so as to affect materially and adversely the value of the related Mortgaged Property as security for such Mortgage Loan or the use for which the premises were intended;

            (f) except for such Mortgage Loans secured by cooperative unit shares or leasehold interests, each title insurance policy relating to a Mortgage Loan reflects that the related Mortgaged Property consists of a fee simple estate or leasehold in real property and, to the knowledge of the Seller, all of the improvements which are included for the purpose of determining the appraised value of the related Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the applicable title insurance policy or such encroachments are of a type generally acceptable to Mortgage Lenders);

            (g) such Mortgage Loan meets, or is exempt from, applicable state or Federal laws, regulations and other requirements pertaining to usury, and such Mortgage Loan is not usurious;

            (h) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the related Mortgaged Properties in the aggregate and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy, have been made or obtained from the appropriate authorities, except as would not materially and adversely affect the value of the Mortgaged Properties in the aggregate;

            (i) except for any Mortgage Loans set forth in Section 4.06(i) of the Disclosure Schedule, no payment required under such Mortgage Loan is more than 30 days past due and such Mortgage Loan had no more than one such delinquency in the preceding twelve months;

            (j) (i) the related Mortgage Note, the related Mortgage and the other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (ii) to the knowledge of the Seller, all parties to the related Mortgage Note and the related Mortgage had legal capacity to execute such Mortgage Note and such Mortgage and the related Mortgage Note and the related Mortgage has been duly and properly executed by the related Mortgagor;

            (k) any and all requirements of any Federal, state or local law with respect to the origination and Servicing of such Mortgage Loan, including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to such Mortgage Loan, have been complied with in all material respects;

            (l) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and all costs, fees and expenses incurred in making, closing or recording such Mortgage Loan have been paid except recording fees the amount of which has been collected and will be paid in connection with a related Mortgage not recorded but which is in the process of being recorded or fees which are not the Company's or its Subsidiary's responsibility;

            (m) such Mortgage Loan (except any such Mortgage Loan secured by related Mortgaged Property located in any state as to which an opinion of counsel of the type customarily rendered in such state in lieu of title insurance is instead received) is covered by an ALTA mortgagee title insurance policy or other generally acceptable form of policy of insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC, insuring the originator, its successors and assigns, as to the first priority lien of the related Mortgage in the original principal amount of such Mortgage Loan and subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights-of-way, easements and other matters of public record as of the date of recording of the related Mortgage generally acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of such Mortgage Loan, (iii) Encumbrances created pursuant to any Federal, state or local law, regulation or ordinance affording liens for the costs of clean up of hazardous substances or hazardous wastes or for other environmental protection purposes and (iv) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the related Mortgage;

            (n) the related Mortgaged Property securing such Mortgage Loan is insured against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the related Mortgaged Property and the outstanding principal balance of such Mortgage Loan; if upon origination of such Mortgage Loan, the improvements on the related Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the outstanding principal balance of such Mortgage Loan, (ii) the full insurable value and (iii) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended; and the related Mortgage obligates the related Mortgagor thereunder to maintain all such insurance at such Mortgagor's cost and expense. To the knowledge of the Seller, all insurance policies described in this subsection are in full force and effect, all premiums due and owing with respect to such insurance policies have been paid, there has been no act or omission, or event or condition, that may result in the invalidation, revocation or cancellation or any such insurance policies, and there are no defenses, counterclaims or rights of set-off with regarding to any such insurance policies;

            (o) there is (i) no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, (ii) to the knowledge of the Seller, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, and (iii) no foreclosure action threatened or commenced with respect to such Mortgage Loan;

            (p) neither the related Mortgage Note nor the related Mortgage is subject to any right of rescission, setoff, counterclaim or defense, nor will the operation of any of the terms of the related Mortgage Note or the related Mortgage, or the exercise of any right thereunder, render the related Mortgage Note or the related Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto, except, in the case of the exercise of rights under a Mortgage Note or a Mortgage, as a result of limitations imposed by so-called single-action laws or similar laws in effect in any state or homestead or other exemptions permitted by Regulations;

            (q) to the knowledge of the Seller, the related Mortgagor with respect to such Mortgage Loan is not a debtor in any state or Federal bankruptcy or insolvency proceeding;

            (r) the related Mortgaged Property is located in the United States and consists of a single parcel of real property upon which is built a one to four family residential property which may include a detached home, townhouse, condominium unit, a unit in a planned unit development or, in the case such Mortgage Loan is secured by cooperative unit shares, leases or occupancy agreements; and

            (s) such Mortgage Loan was originated by either: (i) a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or state authority; (ii) a supervised or non-supervised mortgagee approved by the secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act (an "Approved Mortgagee") or (iii) a loan correspondent mortgagee approved by the secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act and sponsored by an Approved Mortgagee.

            SECTION 4.07. Loan Level.

            (a) The terms of each Mortgage Loan have not been impaired, waived, altered or modified in any material respect from the date of origination except by a written instrument, which written instrument has been recorded if recordation is necessary to protect the interests of the owner thereof. The substance of any such waiver, alteration or modification has been communicated to and approved in writing by: (i) the relevant Investor, to the extent required by the relevant Investor Requirements; and (ii) the applicable Insurer, to the extent required by the relevant policies, and its terms are reflected in the Mortgage Loan Documents. Except as authorized by the applicable Investor, where the Investor's authorization is required, neither the company nor any Subsidiary has: (i) subordinated the lien of any Mortgage Loan to any other mortgage or lien or given any other mortgage or lien equal priority with the lien of a mortgage loan; or (ii) executed any instrument of release, cancellation or satisfaction with, in whole or in part, respect to any Mortgage Loan. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the Investor and the applicable Insurer, to the extent required by the relevant policy, and which assumption is part of the Mortgage Loan Documents;

            (b) All outstanding Mortgage Loans sold by the Company or the Subsidiaries complied in all material respects with Investor Requirements on the date of sale;

            (c) The Company and any of the Subsidiaries have at all times been and are in compliance in all material respects with the Servicing Requirements relating to the Mortgage Loans and Mortgage Loans previously serviced by any of them;

            (d) The Company and its Subsidiaries have not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan. No advance of funds for payment of any amount required under the Mortgage Loan was received from the Mortgagor, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the date which precedes by one month the due date of the first installment of principal and interest;

            (e) To the knowledge of the Seller, with respect to each Mortgage Loan, as of the date of origination, no material portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no material portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes;

            (f) Except as would not materially adversely affect the aggregate value of the Mortgage Loans, with respect to each Mortgage Loan the documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. Except as would not materially adversely affect the aggregate value of the Mortgage Loans, no fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan.

            (g) With respect to each Mortgage Loan, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a Federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state.

            (h) With respect to each Mortgage Loan, other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or even which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and none of the Company, any Subsidiaries thereof, nor any of their affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration.

            (i) With respect to each Mortgage Loan, there are no material mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (j) With respect to each Mortgage Loan, the Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof, adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and Foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable Federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (k) With respect to each Mortgage Loan, the Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

            (l) With respect to each Mortgage Loan, any future advances made to the Mortgagor prior to the Closing Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second, as applicable, lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

            SECTION 4.08. Pipeline Mortgage Loan. With respect to each Pipeline Mortgage Loan, individually or in the aggregate, as applicable:

            (a) as of Closing Date, the characteristics of all applications received with respect to Mortgage Loans that are Pipeline Mortgage Loans are as presented in all material respects in Section 4.08(a) of the Disclosure Schedule;

            (b) With respect to the portfolio of Pipeline Mortgage Loans in the aggregate, any and all requirements of any Federal, state or local law with respect to the origination of such Pipeline Mortgage Loans, including, without limitation, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to such Pipeline Mortgage Loans and, as applicable, the terms and conditions of the related Investor Commitments and the applicable Investor Requirements have been complied with in all material respects;

            (c) as of Closing Date, there are commitments outstanding to fund Pipeline Mortgage Loans on a product by product basis as set forth in Section 4.08(c) of the Disclosure Schedule;

            (d) each Pipeline Mortgage Loan was and shall be underwritten to guidelines no less stringent in any material respect than those applied to Mortgage Loans other than Pipeline Mortgage Loans; and

            (e) with respect to each Pipeline Mortgage Loan, such Pipeline Mortgage Loan, if and when originated, will comply in all material respects with all other representations and warranties set forth in this Section 4.08.

            SECTION 4.09. Mortgage Banking Licenses and Qualification. (a) Each of the Company and its Subsidiaries (i) to the extent required for the conduct of its current business, is approved (A) by FHA as an approved mortgagee and servicer for FHA Loans, (B) by VA as an approved lender and servicer for VA Loans, (C) by FNMA and FHLMC as an approved seller/servicer of first lien residential mortgages, and (D) by GNMA as an authorized issuer and approved servicer of GNMA-guaranteed mortgage-backed securities and (ii) has all other material certifications, authorizations, licenses, permits registrations, other approvals and exemptions, including without limitation certifications, authorizations, licenses, permits, registrations, other approvals and exemptions issued or granted by State Agencies and Investors, and has filed all notifications with State Agencies and Investors, necessary to conduct its current business, except to the extent the absence of which would not constitute a Material Adverse Effect (together with the approvals and qualifications set forth in clause (i), the "Mortgage Licenses").

            (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will affect the validity of any Mortgage License currently possessed by the Company and its Subsidiaries, and all such Mortgage Licenses will be in full force and effect immediately after the Closing Date; provided, however, that no representation is made with respect to the impact or effect of any business, conduct, activities or regulatory status of the Purchaser or any affiliate thereof on any such Mortgage License.

            (c) Each of the Company and its Subsidiaries is in compliance with all requirements relating to all of its Mortgage Licenses. The Company has not received written notice from any Agency or Investor of pending actions or actions threatened in writing or investigations which would question the status of the Company as an approved lender, seller/servicer or issuer of securities. To the knowledge of the Seller, no event has occurred which, with the passage of time or the giving of notice, or both, would result in the loss by the Company of its qualification as an approved lender, seller/servicer or issuer or by the Company as a contractor or as a person otherwise permitted to transact business with any Agency or Investor.

            (d) The Company has notified each of the relevant Agencies of the transactions contemplated hereunder; and each has confirmed that the transactions hereunder will not result in termination of the relevant approval.

            SECTION 4.10. Mortgage Banking Compliance. (a) Each of the Company and its Subsidiaries is in compliance in all material respects with (i) all applicable Regulations, (ii) all orders, writs, decrees, injunctions and other requirements of any court or governmental authorities applicable to it, its Assets and the conduct of its business and (iii) all Mortgage Loan Documents relating to each Mortgage Loan. To the knowledge of the Seller, any and all Investor Requirements with respect to the documentation, underwriting, origination, modification and sale of each Mortgage Loan in the Servicing Portfolio, including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to such Mortgage Loan, have been complied with in all material respects except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.

            (b) The Company and its Subsidiaries have timely filed all reports required by any Agency, Investor or Insurer or by any Federal, state or municipal law, Regulation or ordinance to be filed by the Company or any of its Subsidiaries except where the failure to file such reports would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have not done or failed to do, and have not caused to be done or omitted to be done, any act required of the Company or its Subsidiary, the effect of which would operate to invalidate or materially impair (i) any Mortgage License, including without limitation any approval of any Agency or Investor, (ii) any FHA insurance or commitment of the FHA to insure, (iii) any VA Guarantee or commitment of the VA to guarantee, (iv) any private mortgage insurance or commitment of any private mortgage insurer to insure, (v) any title insurance policy, (vi) any hazard insurance policy, (vii) any flood insurance policy,
(viii) any fidelity bond, direct surety bond, or errors and omissions insurance policy required by FHA, FHLMC, FNMA, GNMA, HUD, VA or a private mortgage insurer or (ix) any surety or guaranty agreement.

            (c) No Agency, Investor or Insurer has (i) claimed that the Company or any Subsidiary has violated or not complied in any material respect with the applicable underwriting standards with respect to Mortgage Loans sold by the Company or any Subsidiary to an Investor or (ii) imposed any restrictions on the activities (including commitment authority) of the Company or any Subsidiary. To the knowledge of the Seller, there exist no facts or circumstances which would entitle an Investor to demand repurchase of a Mortgage Loan or indemnification from the Company or any Subsidiary or which would entitle an Insurer (A) to demand indemnification from the Company or any Subsidiary, (B) to cancel in connection with a Mortgage Loan (or deny with respect to any pending Mortgage
Loan) any mortgage insurance held for the Company's or any Subsidiary's benefit or (C) to reduce any mortgage insurance benefits payable to the Company or any Subsidiary.

            SECTION 4.11. Custodial Accounts.

            (a) The Company and its Subsidiaries have full power and authority to establish and, to the extent applicable, maintain escrow accounts ("Custodial Accounts") for the Mortgage Loans and are the lawful fiduciaries of all Custodial Accounts related to the Mortgage Loans. Except as required by applicable Regulations, neither the Company nor its Subsidiaries is required to pay interest on the Custodial Accounts during any period during which the Company or its Subsidiary is responsible for maintaining such Custodial Accounts. To the extent that any applicable Regulation in any jurisdiction or any Investor Requirement requires the payment of interest on funds in a Custodial Account with respect to any particular Mortgage Loan, all such interest has been properly paid or arrangements for such payment has been made.

            (b) All Custodial Accounts required to be maintained by the Company pursuant to the terms of the Mortgage Loans currently comply in all material respects with, and have been maintained by the Company or any Subsidiary and, all prior servicers, in all material respects in accordance with, all applicable Regulations, the mortgage servicing agreements, the Mortgage Loan Documents related thereto, and usual and customary industry practice. All payments required to be made by Mortgagors for deposit into Custodial Accounts are in the possession of, or under the control of, the Company or any Subsidiary or an authorized subservicer, and there exist no material deficiencies in connection therewith for which customary arrangements for repayment there of have not been made. No such required payments or other charges or payments have been capitalized under any Mortgage or the related Mortgage Note. Within the last twelve months, the Custodial Accounts and payments required to be made by Mortgagors for deposit into the Custodial Accounts have been analyzed, and appropriate adjustments to the requirements payments have been made and, as applicable, additional payments required so as to eliminate or avoid any deficiency or shortage in the Custodial Accounts. All Taxes, insurance premiums, charges and other items to be paid with funds in Custodial Accounts have been paid on a timely basis and, when required by applicable Regulations, the Company or any Subsidiary has advanced its own funds to pay the Taxes, insurance premiums, charges and other items. The Company or any Subsidiary has delivered to the related Mortgagors the statements and notices required by the applicable Regulations in connection with the Custodial Accounts.

            SECTION 4.12. Environmental Matters. Except as would not have a Material Adverse Effect or as set forth in Section 4.12 of the Disclosure
Schedule:

            (a) Each of the Company and its Subsidiaries is, and for the last two years has been, in compliance with all applicable Environmental Laws, including without limitation all applicable Environmental Permits;

            (b) No Environmental Claim has been brought or, to the knowledge of the Seller, threatened, concerning real property owned, operated or leased by the Company or its Subsidiaries ("Company Property");

            (c) To the knowledge of the Seller, and there are no circumstances or conditions that could reasonably be expected to result in any Environmental Claim;

            (d) To the knowledge of the Seller, each Mortgaged Property is operated and maintained in compliance with all Environmental Laws, and all businesses and activities conducted at or on each Mortgaged Property have been and are in compliance with all Environmental Permits necessary for such businesses and activities;

            (e) To the knowledge of the Seller, there have been no Releases of Hazardous Materials at, on, through, or from Company Property during the period of the Seller's ownership, use of occupation of the Company Property;

            (f) There are no Encumbrances arising under or pursuant to any Environmental Law on any Company Property or, to the knowledge of the Seller, Mortgaged Property, and no action of any governmental authority has been taken or, to the knowledge of the Seller, is in the process of being taken which could subject any Company Property to such Encumbrances, and the Company and any other person have not and are not reasonably expected to be required to place any notice or restriction relating to the presence of Hazardous Material at any Company Property in any deed to such Company Property;

            (g) The Seller and the Company have provided to the Purchaser all environmental investigations, studies, audits, tests, reviews or other analyses, in draft or final form, which are, as of the date of this Agreement, in the possession of the Company or its Subsidiary in relation to Company Property and provided access to the Purchaser all environmental investigations, studies, audits, tests, reviews or other analyses, in draft or final form, which are, as of the date of this Agreement, in the possession of the Company or its Subsidiary in relation to the Mortgaged Properties;

            (h) The consummation of the transactions contemplated hereby will not require any governmental approvals under Environmental Laws, including as example and without limitation, the New Jersey Industrial Site Recovery Act, N.J. Stat. 13:1K-7 et seq.

            SECTION 4.13. Pool Certification. Each Mortgage Loan included in a Mortgage Pool meets or will meet, in all material respects, all eligibility requirements for inclusion in such Mortgage Pool, except where the Investor has agreed otherwise, and such Mortgage Pools will be in compliance, in all material respects, with all applicable Investor Requirements and guidelines, within the period required by applicable Investor Requirements. To the knowledge of the Seller, all Mortgage Pools relating to the Mortgage Loans have been or will be, within the period required by applicable Investor Requirements, certified in accordance with applicable Investor Requirements. All Mortgage Pools relating to the Mortgage Loans are or will be, within the period required by applicable Investor Requirements, eligible for recertification by the appropriate custodian. No Mortgage Loan has been bought out of a Mortgage Pool without approval of the appropriate Investor.

            SECTION 4.14. Servicing. For the period of time that any individual Mortgage Loan was serviced by the Company or any Subsidiary, the Servicing of each Mortgage Loan now or previously serviced by the Company was serviced in accordance with standard industry servicing practices or of prudent servicers and complies or complied, as applicable in all material respects in accordance with the terms of (i) any applicable Regulations including, without limitation, the Fair Debt Collection Practices Act, and (ii) the terms of any applicable Servicing Agreements and the applicable Mortgage Loan Documents. The Mortgage Loan Documents contain all documents, instruments and information necessary to enforce and service the Mortgage Loans in accordance with all applicable Regulations and any applicable Servicing Agreement. To the knowledge of the Seller, all information provided to the Purchaser by or on behalf of the Company, including, without limitation, any data tapes or similar media, is true and accurate in all material respects.

            SECTION 4.15. Ongoing Servicing Operations. Since the date of the Interim Financial Statements, the Company and its Subsidiaries have (i) used commercially reasonable efforts to preserve intact the current servicing business; (ii) not sold or encumbered any material assets primarily used in the servicing business, amended any pooling agreement, Servicing Agreement or other Material Contract in any material respect, entered into any new subservicer agreements or amended any existing subservicer agreements in any material respect without the Purchaser's prior consent; (iii) not changed collection or REO procedures in any material respect, or changed or modified procedures with respect to amending the terms of the Mortgage Loans in any material respect without notice to the Purchaser; (iv) maintained and implemented the Company's customary administrative and operating procedures, and kept and maintained or obtained, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Advances, in each case, in accordance with past practice; and (v) paid when due any Taxes applicable to the Company and payable in connection with the Receivables and their creation and satisfaction or properly contested the payment of any such Taxes in good faith and before a court or administrative body of appropriate jurisdiction.

            SECTION 4.16. ARM Loans. With respect to each adjustable rate Mortgage Loan, the Company or any Subsidiary has (a) properly and accurately entered into its system all data required to service the Mortgage Loan in accordance with all applicable Regulations and the related Mortgage Loan Documents, (b) to the knowledge of the Seller, properly and accurately adjusted the mortgage interest rate on each interest adjustment date, (c) to the knowledge of the Seller, properly and accurately adjusted the monthly payment on each payment adjustment date, (d) to the knowledge of the Seller, properly and accurately calculated the amortization of principal and interest on each payment adjustment date, in each case in compliance with all applicable Regulations and the related Mortgage Loan Documents, and (e) executed and delivered any and all necessary notices required under, and in a form that complies with, all applicable Regulations regarding the interest rate and payment adjustments and the related Mortgage Loan Documents.

            SECTION 4.17. Tax Service Contracts; Flood Contracts and Certifications. Except as would not result in a Material Adverse Effect, (i) all of the Mortgage Loans have, and at all relevant times have had, a valid, fully paid life of the loan tax service contract with Lereta Corp.; (ii) all of the Mortgage Loans have, and at all relevant times have had, a valid, fully paid, transferable, life of the loan flood certification contract with Lereta Corp.; and (iii) each Mortgage Loan has had a flood zone determination conducted and such determination is included with the appropriate Mortgage Loan Documents.

            SECTION 4.18. Release/Reconveyance Processing. The Company or any Subsidiary, and each prior servicer, has prepared, filed and otherwise processed all release and reconveyance documents with respect to any and all Mortgage Loans that are paid off in full on or before the Closing Date in a timely manner in accordance with the applicable Regulation.

            SECTION 4.19. Investor Remittances and Reporting. At all times prior to the Closing Date, all principal and interest payments received to which the Investor is entitled under the applicable Servicing Agreements (including, without limitation any guaranty fees), and all advances of principal and interest payments required by such Servicing Agreements, have been properly remitted or otherwise made available to each Investor, except as would not result in a Material Adverse Effect. In accordance with the applicable Investor Requirements, the Company or any Subsidiary has accurately prepared and timely submitted to each Investor all reports in connection with such payments required by the applicable Investor Requirements, except as would not result in a Material Adverse Effect.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            The Purchaser represents and warrants to the Seller as follows:

            SECTION 5.01. Incorporation and Authority. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate actions on the part of the Purchaser, and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Seller, this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

            SECTION 5.02. No Conflict. Except as may result from any facts or circumstances relating solely to the Company or the Seller, the execution, delivery and performance of this Agreement by the Purchaser do not and will not
(a) violate or conflict with the charter or by-laws or equivalent formation documents of the Purchaser, (b) except as would not, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement, conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Purchaser or (c) except as would not, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement, result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the Assets of the Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such Assets to which the Purchaser is a party or by which any of such Assets is bound or affected.

            SECTION 5.03. Consents and Approvals. Except as set forth in Section
5.03 of the Disclosure Schedule, the execution and delivery of this Agreement by the Purchaser do not, and the performance of this Agreement by the Purchaser will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent the Purchaser from performing any of its material obligations under this Agreement and as may be necessary as a result of any facts or circumstances relating solely to the Company or the Seller.

            SECTION 5.04. Absence of Litigation. There are no Actions pending or threatened which seek to delay or prevent the consummation of the transactions contemplated hereby or which would be reasonably likely to adversely affect or restrict the Purchaser's ability to consummate the transactions contemplated hereby.

            SECTION 5.05. Investment Purpose. The Purchaser is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof. The Purchaser acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, and that the Shares may not be transferred or sold except pursuant to the registration provisions of such Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

            SECTION 5.06. Financing. The Purchaser has filed an equity shelf that has been declared effective by the Securities and Exchange Commission, which the Purchaser can utilize to more expediently effect the Purchaser Offering. Upon completion of the Purchaser Offering and at the Closing (assuming completion of the Purchaser Offering) the Purchaser will have all funds necessary to consummate the transactions contemplated hereby.

            SECTION 5.07. Brokers. No broker, finder or investment banker other than Friedman Billings, Ramsey & Co., Inc. is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser. The fees and expenses of Friedman Billings, Ramsey & Co., Inc. shall be paid by the Purchaser.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

            SECTION 6.01. Conduct of Business Prior to the Closing. Unless the Purchaser otherwise agrees in writing and except as otherwise set forth herein or in the Disclosure Schedule (including Section 6.01 thereof), between the date of this Agreement and the Closing Date, (a) the Seller shall cause the Company and its Subsidiaries to (i) conduct the Business only in the ordinary course;
(ii) use reasonable efforts to preserve substantially intact the business organization of the Business; (iii) use reasonable efforts to keep available to the Purchaser the services of the present officers and key employees of the Company and its Subsidiaries; (iv) use reasonable efforts to preserve the current relationships of the Company and its Subsidiaries with their customers, suppliers, distributors and other Persons with which the Company and its Subsidiaries have significant business relationships; and (v) continue all current sales, marketing, and promotional activities relating to the business and operations of the Company; and (b) the Seller shall not permit the Company to (i) (A) declare, set aside, or pay any dividends on, or make any other distributions (whether in cash, securities, or other property) in respect of, any of its outstanding capital stock (other than any cash dividends that are paid to the Seller prior to Closing), (B) split, combine, or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or (C) purchase, redeem, or otherwise acquire any shares of outstanding capital stock or any rights, warrants, or options to acquire any such shares; (ii) issue, sell, grant or otherwise Encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants, or options to acquire, any such shares, voting securities, or convertible or exchangeable securities; (iii) amend its certificate of incorporation or bylaws; or (iv) make any change in the salary, wage, bonus or other compensation of any executive officer of the Company.

            SECTION 6.02. Business Covenants.

            (a) Subject to paragraph (c) of this Section 6.02, without limiting the generality or effect of Section 6.01, from the date of this Agreement until the Closing Date, except as expressly provided in this Agreement or as set forth in Section 6.02 of the Disclosure Schedule, the Seller shall not permit the Company to, without the prior written consent of the Purchaser:

            (i) acquire, make any investment in, or make any capital contributions to, any Person in an amount in excess of $200,000;

            (ii) open or close any office of the Company;

            (iii) other than in the ordinary course of business or as required by a governmental or regulatory authority, (A) incur any indebtedness, other than borrowings under existing credit facilities and existing indebtedness owing to the Seller, (B) make any loans or advances to any other person or entity, other than routine advances to employees consistent with past practice or (C) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person;

            (iv) enter into any compromise or settlement of, or take any material action with respect to, any material litigation other than the prosecution, defense, and settlement thereof in the ordinary course of business;

            (v) change the responsibilities and reporting obligations of any executive officer of the Company, other than pursuant to a good faith determination of the Company's Board of Directors, after consultation with the Purchaser, to make such change;

            (vi) enter into or amend any employment, consulting, severance or similar agreement with any individual or entity otherwise than in the ordinary course of business, except with respect to new hires in the ordinary course of business;

            (vii) make any material change (other than in the ordinary course of business or as required by changes in GAAP or applicable law) in (A) any pricing, investment, accounting, financial reporting, inventory, credit, compensation, commission, expense, reimbursement or allowance practice or policy, (B) any method of calculating any bad debt contingency or other reserve for accounting, financial reporting or Tax purposes, or (C) the fiscal year;

            (viii) enter into any agreement that restrains, limits or impedes the Company's ability to complete with or conduct any business or line of business;

            (ix) violate, breach, or default under, in any material respect, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any material License held or used by the Company;

            (x) engage with any Person in any Business Combination;

            (xi) acquire or dispose of, or incur any Encumbrance on, any Assets of the Company, other than in the ordinary course of business and consistent with past practice;

            (xii) except as otherwise disclosed in this Agreement, authorize or commit to make capital expenditures in an amount in excess of $200,000 individually or $600,000 in the aggregate; or

            (xiii) authorize any of, or commit or agree to take any of, the foregoing actions in respect of which it is restricted by the provisions of this Section 6.02(a).

            (b) Subject to paragraph (c) of this Section 6.02, the Company and its Subsidiaries shall use reasonable efforts to maximize the amount of first mortgages held for sale as of the Closing Date; provided, however, that as of the Closing Date, the aggregate amount of first mortgages held for sale shall not be less than $175 million.

            (c) Notwithstanding the provisions of Sections 6.02(a) and (b), on the later of (i) July 25, 2002 (the "Financing Date"), or, if the Purchaser elects to effect a Restructuring (as defined herein), (ii) 30 days from the date of the signing of the Restructuring (the "Extended Financing Date" ), the provisions of Sections 6.02(a) and (b) shall terminate and be of no force and effect if the Purchaser, prior to or on the Financing Date, or the Extended Financing Date, if applicable, shall not have provided to the Seller and the Company written notice stating that the condition specified in Section 9.02(e) has either been satisfied or waived by the Purchaser.

            SECTION 6.03. Transition. Between the date of this Agreement and the Closing Date, the Seller shall cause the Company and its Subsidiaries to permit certain representatives to be designated by the Purchaser in writing (and who shall be reasonably acceptable to the Company) reasonable access to the Company's facilities, during normal working hours, and to be located at the Company's principal place of business and the Seller shall periodically consult with such individuals on the day to day operation of the Company in order to facilitate the transactions contemplated hereby and an orderly transition; provided that such access shall not unreasonably interfere with any of the business or operations of the Company or the Seller.

            SECTION 6.04. Investigation. In connection with the Purchaser's investigation of the Company and the Business, the Purchaser has received from the Seller, the Company or their respective representatives certain estimates, projections and other forecasts for the Company and the Business. The Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that the Purchaser is familiar with such uncertainties, that the Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it, and that the Purchaser will not assert any claim against the Seller, the Company or any of their respective directors, officers, employees, agents, stockholders, Affiliates, consultants, investment bankers, legal counsel or representatives, or hold the Seller, the Company or any such Persons liable with respect thereto. Accordingly, the Seller makes no representation or warranty with respect to any estimates, projections, forecasts, plans or budgets referred to in this Section 6.04.

            SECTION 6.05. Access to Information. (a) From the date hereof until the Closing, upon reasonable notice, the Seller shall, and shall cause the Company and its officers, directors, employees, auditors and agents to, (i) afford the officers, employees and authorized agents and representatives of the Purchaser full and complete reasonable access, during normal working hours, to the offices, properties, books and records of the Company and its Subsidiaries,
(ii) permit the Purchaser to make such inspections and make copies of such books and records as it may reasonably request, (iii) furnish to the Purchaser on an ongoing basis all new listing applications accepted, interest rate commitments provided to loan applicants and loan closings and other similar data as reasonably requested, (iv) furnish to the officers, employees and authorized agents and representatives of the Purchaser such financial and operating data and other information available to the Seller or the Company regarding the Assets and goodwill of the Company and the Business as the Purchaser may from time to time reasonably request, and (v) afford the officers, employees and authorized agents and representatives of the Purchaser reasonable full and complete access to any employee of the Company or its Subsidiaries, with or without representatives of the Seller or the Company present, to discuss in good faith the Company's and its Subsidiaries' Business, the transition and such employee's future employment with the Purchaser; provided, however, that such meetings shall not unreasonably disrupt such employees from the performance of their work in the ordinary course of business; provided further that after the occurrence of such meetings, the Purchaser shall, upon request by Merrill Lynch & Co., Inc. from time to time, inform Merrill Lynch & Co., Inc., as specified in section 11.03 hereof, of the results of such meetings; provided further that such investigation shall not unreasonably interfere with any of the businesses or operations of the Company or the Seller; provided further that all documents and agreements (and any and all copies thereof) which contain (x) confidentiality provisions and/or (y) personal information of any individual loan officer, branch manager and/or regional manager of the Company or its Subsidiaries shall not be removed from the Company's premises by the Purchaser or its representatives or agents.

            (b) After the Closing, upon written notice and request, the Purchaser shall (i) afford the Seller, and authorized agents and representatives of the Seller, access, for commercially reasonable reasons as stated by the Seller in such written request, during normal working hours, to the offices, properties, books and records of the Company and its Subsidiaries and the Purchaser (but only with respect to the Business) and (ii) make available to the Seller the employees of the Company or the Subsidiaries whose assistance, testimony or presence is necessary to assist the Seller in evaluating any claims and in defending any claims, including the presence of such Persons as witnesses in hearings or trials for such purposes; provided, however, that such investigation shall not unreasonably interfere with the business or operations of the Purchaser, the Company or the Subsidiaries.

            SECTION 6.06. Books and Records. (a) The Purchaser agrees that it shall preserve and keep all books and records of the Company and its Subsidiaries for a period of at least six years from the Closing Date. After such six-year period, before the Purchaser shall dispose of any of such books and records, at least 90 calendar days' prior written notice to such effect shall be given by the Purchaser to the Seller, and the Seller shall be given an opportunity, at the Seller's cost and expense, to remove and retain all or any part of such books and records as the Seller may select. During such six-year period, the Seller and its representatives shall, upon reasonable notice, have access thereto during normal business hours to examine, inspect and copy such books and records.

            (b) If, in order properly to prepare documents required to be filed with governmental authorities, including the tax returns of the Seller, or its financial statements, it is necessary that any party hereto or any successors be furnished with additional information relating to the Company, the Subsidiaries or the Business, and such information is in the possession of another party hereto, such party agrees to use its reasonable efforts to furnish such information to such other party, at the cost and expense of the party being furnished such information.

            SECTION 6.07. Confidentiality Agreement. The terms of the Confidentiality Agreement are hereby incorporated by reference and shall continue in full force and effect until the Closing, at which time the Confidentiality Agreement and the obligations of the Purchaser under this
Section 6.07 shall terminate; provided, however, that the Confidentiality Agreement shall terminate only in respect of that portion of the Evaluation Material (as defined in the Confidentiality Agreement) exclusively relating to the transactions contemplated by this Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect in respect of such Evaluation Material.

            SECTION 6.08. Regulatory and Other Authorizations; Consents. Each party hereto will use its best efforts to obtain all authorizations, consents, orders and approvals of all Federal, state, local and foreign regulatory bodies and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals, including, without limitation, any agency consent or approvals required by the relevant agency or reasonably requested by the Purchaser with respect to the transactions contemplated hereunder.

            SECTION 6.09. Transfer Tax. The Purchaser and the Seller shall each pay one half of any stock transfer, real property transfer, documentary, sales, use, registration, value-added and other similar Taxes (including interest, penalties and additions thereto) incurred in connection with the transactions contemplated by the Agreement (any such Tax, a "Transfer Tax"). The Seller and the Purchaser shall cooperate to timely prepare and file any Tax Returns or other filings relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. The Seller shall timely file all Tax Returns for Transfer Taxes, provided, however, that the Purchaser shall file any Tax Returns for Transfer Taxes it is obligated to file under applicable law. With respect to any such Tax Return filed by the Seller, the Seller shall furnish a copy of such Tax Return to the Purchaser, not later than ten Business Days before the due date for filing such Tax Return, and the Purchaser shall pay to the Seller, not later than five Business Days after receipt of such Tax Return, an amount equal to the Transfer Taxes shown on such Tax Return for which the Purchaser is liable under this Section 6.09, and the Seller shall, following the filing thereof, furnish to the Purchaser a copy of such Tax Return together with a receipt showing payment of such Transfer Tax. With respect to any such Tax Return required to be filed by the Purchaser, the Purchaser shall furnish a copy of such Tax Return to the Seller, no later than ten Business Days before the due date for filing such Tax Return, and the Seller shall pay to the Purchaser, not later than five Business Days after receipt of such Tax Return, an amount equal to the Transfer Taxes shown on such Tax Return for which the Seller is liable under this Section 6.09, and the Purchaser shall, following the filing thereof, furnish to the Seller a copy of such Tax Return together with a copy of a receipt showing payment of such Transfer Tax. In the case of any Transfer Taxes allocable to the Seller hereunder and payable after the Closing Date, the shareholders of the Seller, severally and not jointly, shall indemnify and hold harmless the Purchaser for their allocable share of such Transfer Taxes. The Purchaser and the Seller shall use commercially reasonable efforts to provide each other with draft copies of such Tax Returns prior to the Closing Date.

            SECTION 6.10. FIRPTA Certificates. The Seller shall deliver to the Purchaser at or prior to the Closing a certificate, in form and substance reasonably satisfactory to the Purchaser and consistent with Treasury Regulation
Section 1.897-2(h), certifying that the Acquisition is exempt from withholding pursuant to the Foreign Investment in Real Property Tax Act.

            SECTION 6.11. Certain Tax Matters. After the date this Agreement is signed, the Seller shall not, nor shall they allow the Company, any of the Subsidiaries or any other member of a Company Group to make or change any Tax election, change any annual Tax accounting period, adopt or change any Tax accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax Claim or assessment, surrender any right to claim a refund of Taxes, or consent to any extension or waiver of the statute of limitations period applicable to any Tax Claim or assessment, or take any action or omit to take any action, in each case, outside of the ordinary course of business (other than the transactions contemplated by this Agreement), if such action or omission would, to the knowledge of the Seller, have the effect of materially increasing the Tax liability or reducing any deduction, loss, credit or other tax attribute of the Company or any of the Subsidiaries (including, without limitation, deductions and credits related to alternative minimum Taxes).

            SECTION 6.12. Use of Name. No interest in or right to use the name "Merrill Lynch" or any derivation thereof (the "Retained Name") is being transferred to the Purchaser pursuant to the transactions contemplated hereby. The Purchaser shall cause the Company and its Subsidiaries to, promptly following the Closing Date, remove or obliterate the Retained Name from their corporate names (including, without limitation, appropriate amendments to their corporate charters), signs, purchase orders, invoices, sales orders, labels, letterheads, shipping documents and other items and materials, and the Purchaser shall not, and shall cause the Company and its Subsidiaries not to, put into use after the Closing Date any such items and materials that bear the Retained Name or any name, mark or logo similar thereto.

            SECTION 6.13. Notification of Material Change. The Seller shall promptly notify the Purchaser if any of them receives any notices, or learns of any facts, that would cause the representations and warranties of the Seller set forth in Article III or Article IV to be false in any material respect or impair the Seller's ability to perform their obligations under this Agreement.

            SECTION 6.14. Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and in a timely manner to obtain all waivers, consents and approvals, and to effect all registrations and filings, necessary to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

            SECTION 6.15. Directors' and Officers' Liability. (a) The Purchaser agrees that, for a period of six years from the Closing Date, the charter of the Company shall contain provisions no less favorable with respect to the limitation of liability of directors than those set forth in the charter of the Company on the date hereof, and such provisions shall not be amended, repealed or otherwise modified in any manner that would affect adversely the rights thereunder of individuals who, at the Closing Date, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by any applicable law, rule, regulation, order, writ, judgment, injunction, decree or determination.

            (b) Following the Closing, the Purchaser shall, and the Purchaser shall cause the Company to, to the fullest extent permitted under any applicable law, rule, regulation, order, writ, judgment, injunction, decree or determination, indemnify and hold harmless each present and former director, officer, employee, fiduciary and agent of the Company and each Subsidiary presently entitled to such indemnification prior to the Closing Date (collectively, the "Indemnified Parties") in respect of acts or omissions occurring on or before the Closing Date, provided such indemnification shall be subject to any limitation imposed from time to time under any applicable law, rule, regulation, order, writ, judgment, injunction, decree or determination. In the event of any Action for which indemnification is available pursuant to the previous sentence, (i) the Purchaser shall, and the Purchaser shall cause the Company to, pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Purchaser, promptly after statements therefor are received and (ii) the Purchaser shall, and the Purchaser shall cause the Company to, cooperate in the defense of any such matter; provided, however, that neither the Purchaser nor the Company shall be liable for any settlement effected without the Purchaser's written consent (which consent shall not be unreasonably withheld); and provided further that, in the event that any claim for indemnification is asserted or made within such six-year period, all rights to indemnification in respect of such claim shall continue until the disposition of such claim.

            (c) The Purchaser agrees to maintain in effect for six years from the Closing Date, if available, the current directors' and officers' liability insurance policies maintained by the Company (provided that the Company may substitute therefor policies of at least the same coverage containing terms and conditions which are not less favorable) with respect to matters occurring prior to the Closing Date; provided, however, that in no event shall the Company be required to expend pursuant to this Section 6.15(c) more than an amount per year equal to 150% of current annual premiums paid by the Company for such insurance; provided further that the Company shall be required to procure as much insurance as possible for such premium.

            (d) The Purchaser agrees that, in the event the Purchaser, the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, (ii) transfers all or substantially all of its Assets to any Person or (iii) sells or transfers all or substantially all of the capital stock of the Company to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of the Purchaser or the Company, as the case may be, shall assume the obligations set forth in this Section 6.15.

            (e) This Section 6.15 shall survive the Closing, is intended for the benefit of the Indemnified Parties and their respective heirs, executors and personal representatives and shall be enforceable by them as third party beneficiaries.

            SECTION 6.16. Purchaser Offering. The Purchaser shall immediately begin preparation for the Purchaser Offering and shall use its best efforts to complete the Purchaser Offering within 30 days from the date of this Agreement, or as soon as practicable thereafter, provided, however, if the Purchaser elects to effect a Restructuring, the Purchaser will use its best efforts to complete the Purchaser Offering within 30 days from the date of the signing of the Restructuring or as soon as reasonably practicable, it being understood that the Purchaser will not be obligated to proceed with the Purchaser Offering if applicable market conditions, in the reasonable opinion of the lead underwriter to the Purchaser Offering, will not allow for gross proceeds to the Purchaser of at least $30 million and will not satisfy such other conditions of the Purchaser Offering set forth in Section 1.01 of the Disclosure Schedule. The Purchaser agrees that prior to the completion of the Purchaser Offering, the Purchaser shall not (i) enter into any equity, debt or other financing arrangements or
(ii) enter into any other material transactions, or take any other actions, that could reasonably be expected to delay the Purchaser Offering or otherwise adversely effect the ability of the Purchaser to complete the Purchaser Offering.

            SECTION 6.17. Restructuring. In connection with Purchaser's investigation and diligence or otherwise, if Purchaser, in good faith, based on the advice of independent public accountants, determines that there exists any risk that the Company or any of its Subsidiaries will bear any tax liability as a result of the acquisition of the Shares of the Company (including joint and several liability as a result of the Company or a Subsidiary being included in a Company Group), the Purchaser shall have the right, upon two days notice to the Seller and the Company, to restructure the transaction as to provide for the Purchaser to purchase the shares of capital stock of the Seller (the "Restructuring") substantially on the same terms and conditions and for the same aggregate price as that of the Purchase Price.

                                   ARTICLE VII

                                EMPLOYEE MATTERS

            SECTION 7.01. Continuation of Benefits. The Purchaser agrees that, for a period of one-year immediately following the Closing Date, it shall, or shall cause the Company and its Subsidiaries, to maintain employee benefit plans, programs, contracts and arrangements for the benefit of current and former employees of the Company and its Subsidiaries that in the aggregate will provide compensation and benefits that are substantially comparable to the compensation and benefits provided to such current and former employees under the employee benefit plans, programs, contracts and arrangements of the Company and its Subsidiaries as in effect immediately prior to the Closing Date. From and after the Closing Date, the Purchaser shall honor, and shall cause the Company and its Subsidiaries to honor, in accordance with its terms, all accrued incentive and bonus obligations as in effect immediately prior to the Closing Date that are applicable to any current or former employees or directors of the Company or any of its Subsidiaries; provided, however, that the Company shall, and the Purchaser shall cause the Company and its Subsidiaries to, continue such incentive and bonus plans from the Closing Date through December 31, 2002.

            SECTION 7.02. Service Recognition. Any service accrued or deemed accrued by an employee of the Company or its Subsidiaries on or prior to the Closing Date with the Company or any of its Subsidiaries shall be taken into account as if it were service with the Purchaser or its subsidiaries in determining such employee's eligibility to participate, vesting, benefit accrual (except for benefit accrual under a defined benefit pension plan) and eligibility to receive benefits under any employee benefit plan, program or arrangement established or maintained on or after the Closing Date by the Purchaser or its subsidiaries; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.

            SECTION 7.03. Succession. In the event, for a period of one year immediately following the Closing Date, the Purchaser or the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, (ii) transfers all or substantially all of Assets to any Person or (iii) sells or transfers all or substantially all of the capital stock of the Company to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Purchaser or the Company, as the case may be, shall assume the obligations set forth in this
Article VII.

            SECTION 7.04. Survival. This Article VII shall survive the Closing, is intended for the benefit of employees covered hereby and shall be enforceable by them as third party beneficiaries.

                                  ARTICLE VIII

                                       TAX

            SECTION 8.01. Tax Return Filings. The Purchaser shall, or shall cause the Company and the Subsidiaries to, timely prepare and file with the relevant Taxing Authorities all Tax Returns of the Company, the Subsidiaries and each Company Group (such Company Group determined as of the date of this Agreement and including any combined or consolidated group of which the Company or any Subsidiary is a member on such date and the Seller is the common parent) the due date for filing of which, determined taking into account extensions, is after the Closing Date and shall pay all Taxes with respect thereto. The Seller shall, or shall cause the Company and the Subsidiaries to, timely prepare and file with the relevant Taxing Authorities all Tax Returns for any taxable periods of the Company or any of the Subsidiaries the due date for filing of which, determined taking into account extensions, is on or before the Closing Date. Any Tax Returns described in the preceding sentence shall be prepared on a basis consistent with the past Tax practices of the Company and the Subsidiaries and in a manner that does not distort taxable income (e.g., by deferring income or accelerating deductions). All Tax Returns for a taxable period including the Closing Date shall be filed on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant Taxing Authority will not accept such a Tax Return. The Purchaser shall allow the Seller to review and comment upon all income Tax Returns (including any amended returns) for any combined or consolidated group of which the Seller is a member for any Pre-Closing Tax Period. The Purchaser shall provide the Seller with the applicable Tax Returns at least 30 Business Days before the due date for filing such Tax Return. The Purchaser shall consider in good faith any revisions to such Tax Returns as the Seller may reasonably request. The Purchaser shall indemnify and hold harmless the Seller and the shareholders of the Seller for all Taxes of the Company, the Subsidiaries, the Seller and each Company Group for all Pre-Closing Tax Periods. The Purchaser shall have the right to control any contest of such Taxes. The Seller and the shareholders of the Seller, severally and not jointly, shall indemnify and hold harmless the Purchaser, the Company and the Subsidiaries for all Taxes of the Seller for all taxable periods (or portions thereof) beginning after the close of business on the Closing Date and shall pay such amount to the Seller, the Company or the Subsidiaries, as applicable, within 3 Business Days of the required date of payment for such Taxes.

            SECTION 8.02. Cooperation. The Seller, the shareholders of the Seller, the Company and the Purchaser shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes, and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Upon the written request of the Purchaser, the Seller shall disclose to the Purchaser the necessary records with respect to Taxes that the Seller or the Company have in their possession including, without limitation, (i) complete and correct copies of all material Tax Returns of the Company and each Subsidiary, (ii) complete and correct copies of all material private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests, and any similar documents, submitted by, received by or agreed to by or on behalf of the Company or any Subsidiary, (iii) documents setting forth the dates of the most recent audits or examinations of the Company and each Subsidiary by any Taxing Authority in respect of material Federal, foreign, state and local Taxes for all taxable periods for which the statute of limitations has not yet expired, and (iv) a copy of any power of attorney with respect to any Taxes that has been executed or filing with any Taxing Authority by or on behalf of the Company, or any Subsidiary.

            SECTION 8.03. Tax Sharing Agreements. Upon the Purchaser's request, the Seller shall cause some or all Tax sharing agreements between (i) the Seller or any of their Affiliates (other than the Company and the Subsidiaries), and
(ii) the Company or any Subsidiary, to be terminated on or before the Closing Date. After the Closing Date, no party shall have any rights or obligations under any such Tax sharing agreements.

                                   ARTICLE IX

                              CONDITIONS TO CLOSING

            SECTION 9.01. Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

            (a) Representations and Warranties; Covenants. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the Closing (except where the failure of representations and warranties to be so true and correct in the aggregate without consideration of any knowledge qualifiers would not result in a material adverse effect on the Purchaser's ability to consummate the transactions contemplated hereby), with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such other date (except where the failure of representations and warranties to be so true and correct in the aggregate without consideration of any knowledge qualifiers would not result in a material adverse effect on the Purchaser's ability to consummate the transactions contemplated hereby), and all the covenants contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with (except where the failure to so comply would not have a material adverse effect on the Purchaser's ability to consummate the transactions contemplated hereby), and the Seller shall have received a certificate of the Purchaser to such effect signed by a duly authorized officer thereof;

            (b) No Order. No Federal, state, local or foreign governmental or regulatory authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent), which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement (nor shall any proceeding for any such statute, rule, regulation, order, decree or injunction be pending), provided that the provisions of this Section 9.01(b) shall not apply if the Seller has directly or indirectly solicited or encouraged any such action, and provided further that the parties invoking this condition shall use their best efforts to have any such order vacated; and

            (c) Other Governmental and Regulatory Consents. All filings required to be made prior to the Closing with, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Purchaser shall have been made or obtained, as the case may be.

            SECTION 9.02. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

            (a) Representations and Warranties; Covenants. The representations and warranties of the Seller contained in this Agreement shall be true and correct as of the Closing (except where the failure of representations and warranties to be so true and correct in the aggregate without consideration of any knowledge qualifiers would not result in a Material Adverse Effect), with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such other date (except where the failure representations and warranties to be so true and correct in the aggregate without consideration of any knowledge qualifiers would not result in a Material Adverse Effect), and all the covenants contained in this Agreement to be complied with by the Seller on or before the Closing shall have been complied with (except where the failure to so comply would not result in a Material Adverse Effect), and the Purchaser shall have received a certificate of the Seller to such effect signed by a duly authorized officer of the Seller;

            (b) No Order. No Federal, state, local or foreign governmental or regulatory authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent), which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement (nor shall any proceeding for any such statute, rule, regulation, order, decree or injunction be pending), provided that the provisions of this Section 9.02(b) shall not apply if the Purchaser has directly or indirectly solicited or encouraged any such action, and provided further that the parties invoking this condition shall use their best efforts to have any such order vacated;

            (c) Governmental, Regulatory and Other Consents. All filings, consents, approvals, permits and authorizations set forth on Section 9.02(c) of the Disclosure Schedule shall have been made or obtained, as the case may be;

            (d) No Material Adverse Effect. Since the December Statements, there shall not have occurred and be continuing any event or circumstance which has, or is reasonably likely to have, a Material Adverse Effect; and

            (e) Purchaser Offering. The Purchaser shall have completed the Purchaser Offering.

            (f) Resignations of Directors. Such members of the boards of directors of the Company and the Subsidiaries as are designated in a written notice delivered at least two Business Days prior to the Closing Date by the Purchaser to the Seller shall have tendered, effective at the Closing, their resignations as such directors.

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

            SECTION 10.01. Termination. This Agreement may be terminated at any time prior to the Closing:

            (a) by the mutual written consent of the Seller and the Purchaser;

            (b) by either the Seller or the Purchaser if any Federal, state, local or foreign court of competent jurisdiction or other governmental or regulatory authority with jurisdiction over such matters shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the sale of the Shares hereunder and such order, decree, ruling or other action shall have become final and unappealable;

            (c) by either the Seller or the Purchaser, if the Closing shall not have occurred by September 13, 2002; provided that the Seller shall, in its sole discretion, be entitled to extend such date (by delivering notice of such extension to the Purchaser not later than two Business days prior to such date) to December 13, 2002 if all conditions specified in Section
      9.02 other than the condition specified in Section 9.02(c) shall have been satisfied and such condition specified in Section 9.02(c) shall not have been otherwise waived; provided further that the right to terminate this Agreement under this Section 10.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date;

            (d) by the Purchaser if the Seller or the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which would give rise to the failure of the condition set forth in Section 9.02(a) and the Seller or the Company, as applicable, has not remedied such breach in all material respects prior to the earlier of (i) the date that is 30 days from the receipt of written notice from the Purchaser that the Purchaser intends to assert its rights under this provision unless such breach is so remedied or (ii) the applicable date set forth in Section 10.01(c) above; or

            (e) by the Seller if the Purchaser shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which would give rise to the failure of the condition set forth in Section 9.01(a) and the Purchaser has not remedied such breach in all material respects prior to the earlier of (i) the date that is 30 days from the receipt of written notice from the Seller or the Company that the Seller intend to assert their rights under this provision unless such breach is so remedied, or (ii) the applicable date set forth in Section 10.01(c) above.

            SECTION 10.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in Sections 6.07, 11.01 and 11.02, and nothing herein shall relieve any party from liability for any willful breach of this Agreement.

            SECTION 10.03. Waiver. At any time prior to the Closing, each of the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby.

                                   ARTICLE XI

                               GENERAL PROVISIONS

            SECTION 11.01. Non-Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements of the parties hereto contained herein are made jointly and severally by the Company and the Seller and shall terminate on the Closing Date or upon the termination of this Agreement pursuant to Section 10.01, as the case may be; provided, however, the covenants and agreements set forth in Section 6.07 shall remain in full force and effect for the applicable period specified in the Confidentiality Agreement and the covenants and agreements set forth in Sections 6.04, 6.05(b), 6.06, 6.09, 6.11, 6.12 and 6.15 and in Articles II, VII and XI,
shall remain in full force and effect for the applicable periods specified in such Sections or Articles or, if in any such case no such period is specified, until the applicable period under the statute of limitations therefor has expired.

            SECTION 11.02. Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Closing shall have occurred.

            SECTION 11.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.03):

            (a) if to the Seller or the Company:

                  David J. Gallitano
                  Columbia National, Inc.
                  7142 Columbia Gateway Drive
                  Columbia, Maryland 21046-2132
                  Telephone No.:  (410) 872-2100
                  Telecopier No.: (410) 872-2104

            with a copy to:

                  Thomas F. Ireton
                  Columbia National, Inc.
                  7142 Columbia Gateway Drive
                  Columbia, Maryland 21046-2132
                  Telephone No.:  (410) 872-2110
                  Telecopier No.: (410) 872-2104

                  and

                  Merrill Lynch & Co., Inc.
                  4 World Financial Center
                  New York, New York 10080
                  Attention: Patrick Ramsey
                  Telephone No.:  (212) 449-1000
                  Telecopier No.: (212) 449-9283

                  and

                  Frank J. Marinaro
                  Merrill Lynch & Co., Inc.
                  4 World Financial Center
                  New York, New York 10080
                  Telephone No.:  (212) 449-1000
                  Telecopier No.: (212) 449-3207

                  and

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York  10022
                  Attention:  John A. Marzulli, Jr.
                          Kenneth A. Gerasimovich
                  Telephone No.:  (212) 848-4000
                  Telecopier No.: (212) 848-7179

           (b) if to the Purchaser:

                  American Home Mortgage Holdings, Inc.
                  520 Broadhollow Road
                  Melville, New York 11747
                  Attention:  Michael Strauss
                  Telephone No.:  (516) 620-1099
                  Telecopier No.: (516) 620-1031

            with a copy to:

                  Cadwalader, Wickersham & Taft
                  100 Maiden Lane
                  New York, New York  10038
                  Attention:  Louis J. Bevilacqua
                  Telephone No.:  (212) 504-6057
                  Telecopier No.: (212) 504-6666

            SECTION 11.04. Public Announcements. The Purchaser agrees to provide copies of any public announcement or press release to the Seller and the Company with respect to the transactions contemplated hereby, at least two days' prior to such public announcement or press release, and shall consider any reasonable proposal by the Seller or the Company with respect to such public announcement or press release; provided, however, only one day's prior notice to such public announcement or press release shall be required if the Purchaser, in good faith, notifies the Seller that such shortened notice is necessary in order to comply with applicable securities laws; provided further, that the Purchaser shall not make, or cause to be made, any public announcement or press release that contains (a) the name "Merrill Lynch & Co., Inc.", the name of any affiliate of Merrill Lynch & Co., Inc. or any derivative or derivation thereof or (b) the name of any of Merrill Lynch Capital Appreciation Partnership No. B-XXIII, L.P., ML Offshore LBO Partnership No. B-XXIII, ML IBK Positions, Inc., MLCP Associates LP No. III, Merrill Lynch Kecalp L.P. 1991, Merrill Lynch LBO Partners No. B-V, L.P., Merrill Lynch Capital Partners, Inc. or KECALP, Inc. or any derivative or derivation thereof without the prior written consent of the entities set forth in clause (b) of this Section 11.04, which consent shall not be unreasonably withheld or unreasonably delayed.

            SECTION 11.05. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 11.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

            SECTION 11.07. Entire Agreement; Consequential Damages. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, other than the Confidentiality Agreement, and except as otherwise expressly provided herein. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, ALL WARRANTIES (WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED) IN REGARD TO MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, CONDITION, DESIGN, OPERATION, MAINTENANCE, VALUE OR OTHERWISE WITH RESPECT TO THE ASSETS USED IN THE BUSINESS ARE EXPRESSLY EXCLUDED. In no event shall the Seller be liable for any incidental, special, indirect or consequential damages, loss of profits, or other damages arising in any way from the transactions contemplated hereby.

            SECTION 11.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights and interests hereunder to any direct or indirect wholly owned Subsidiary of the Purchaser; provided, however, no such assignment by the Purchaser shall relieve the Purchaser of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

            SECTION 11.09. No Third-Party Beneficiaries. Except as provided in
Section 6.15 and Article VII, this Agreement is for the sole benefit of and binding upon the parties hereto and their permitted successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            SECTION 11.10. Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by the Seller and the Purchaser. Waiver of any term or condition of this Agreement shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

            SECTION 11.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State and without regard to conflicts of law doctrines except to the extent that certain matters are preempted by Federal law or are governed by the law of the jurisdictions of organization of the respective parties.

            SECTION 11.12. Time of Essence. Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

            SECTION 11.13. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts, provided receipt of such counterparts is confirmed.

            SECTION 11.14. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER AGREEMENTS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Purchaser, the Company and the Seller has executed, or have caused this Agreement to be executed by their respective representatives thereunto duly authorized, as of the date first written above.


                                        COLUMBIA NATIONAL HOLDINGS, INC.


                                        By: /s/ Douglas Douglas
                                            ------------------------------------
                                            Name:  Douglas Douglas
                                            Title: Executive Vice President


                                        COLUMBIA NATIONAL, INCORPORATED


                                        By: /s/ Thomas F. Ireton
                                            ------------------------------------
                                            Name:  Thomas F. Ireton
                                            Title: Executive Vice President


                                        AMERICAN HOME MORTGAGE HOLDINGS, INC.


                                        By: /s/ Michael Strauss
                                            ------------------------------------
                                            Name:  Michael Strauss
                                            Title: President and Chief Executive
                                                   Officer